Exhibit 2.1


                            STOCK PURCHASE AGREEMENT

                                  By and Among

                          DII TAIWAN CORPORATION LTD.,

                       LITE-ON SEMICONDUCTOR CORPORATION,

                         SHIN SHENG INVESTMENT LIMITED,

                          SUN SHINING INVESTMENT CORP.

                                       and

                               ANACHIP CORPORATION


                                December 20, 2005


                                TABLE OF CONTENTS
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ARTICLE I PURCHASE AND SALE OF SHARES.............................................................................1

         1.1      Purchase and Sale of Shares.....................................................................1

         1.2      Purchase Price..................................................................................1

         1.3      Payment of Purchase Price.......................................................................1

         1.4      Closing.........................................................................................2

         1.5      Closing Deadline................................................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS.................................................2

         2.1      Due Formation...................................................................................3

         2.2      Shares..........................................................................................3

         2.3      Title to Shares.................................................................................3

         2.4      Articles of Incorporation.......................................................................3

         2.5      Subsidiaries....................................................................................3

         2.6      Authority.......................................................................................4

         2.7      No Violation of Law and Agreements..............................................................4

         2.8      Financial Statements............................................................................4

         2.9      No Undisclosed Liabilities......................................................................5

         2.10     Absence of Certain Changes......................................................................5

         2.11     Tax Returns and Payments........................................................................6

         2.12     Compliance with Laws............................................................................7

         2.13     Contracts and Other Agreements..................................................................8

         2.14     Real Estate.....................................................................................9

         2.15     Environmental Matters..........................................................................11

         2.16     Intellectual Property and Computer Software....................................................13

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
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         2.17     Title to Properties, Absence of Liens and Encumbrances.........................................15

         2.18     Permits........................................................................................15

         2.19     Labor and Employment Matters...................................................................15

         2.20     Employee Benefits Plans........................................................................16

         2.21     Litigation.....................................................................................17

         2.22     Insurance......................................................................................17

         2.23     Officers, Directors and Key Employees..........................................................17

         2.24     Conditions of Tangible Assets and Inventories..................................................17

         2.25     Bank Accounts..................................................................................18

         2.26     Powers of Attorney; Guarantees.................................................................18

         2.27     Relations with Suppliers.......................................................................18

         2.28     Relations with Customers.......................................................................18

         2.29     Accounts Receivables...........................................................................18

         2.30     Transactions with Affiliates...................................................................19

         2.31     Data Processing................................................................................19

         2.32     Brokerage......................................................................................19

         2.33     Products.......................................................................................19

         2.34     Accuracy of Representations....................................................................19

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................20

         3.1      Organization and Standing......................................................................20

         3.2      Authority......................................................................................20

         3.3      No Violation of Law and Agreements.............................................................20

         3.4      Brokerage......................................................................................20

ARTICLE IV COVENANTS AND AGREEMENTS OF SELLING STOCKHOLDERS AND COMPANY..........................................21

         4.1      Conduct of Business............................................................................21

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
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         4.2      Efforts to Close...............................................................................21

         4.3      Continued Effectiveness of Representations and Warranties of Selling Stockholders..............21

         4.4      Corporate Examinations and Investigations......................................................21

         4.5      Lessor Certificates............................................................................22

         4.6      Insurance......................................................................................22

         4.7      Cooperation....................................................................................22

         4.8      Expenses.......................................................................................22

         4.9      Further Assurances.............................................................................22

         4.10     Hsinchu Science Park...........................................................................22

         4.11     No Solicitation of Transactions................................................................22

         4.12     Noncompetition.................................................................................22

         4.13     Appraisal Costs................................................................................24

         4.14     Severance Costs................................................................................24

ARTICLE V COVENANTS AND AGREEMENTS OF BUYER......................................................................24

         5.1      Efforts to Close...............................................................................24

         5.2      Expenses.......................................................................................24

         5.3      Further Assurances.............................................................................24

         5.4      Hsinchu Science Park...........................................................................24

ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF SELLING STOCKHOLDERS.................................................25

         6.1      Representations and Warranties.................................................................25

         6.2      Compliance with Covenants......................................................................25

         6.3      Corporate Action...............................................................................25

         6.4      Litigation.....................................................................................25

         6.5      Absence of Adverse Governmental Action.........................................................25

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         6.6      Filings; Consents; Waiting Periods.............................................................25

         6.7      Approval of Documentation......................................................................25

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF BUYER...............................................................26

         7.1      Representations and Warranties.................................................................26

         7.2      Compliance with Covenants......................................................................26

         7.3      Corporate Action...............................................................................26

         7.4      Litigation.....................................................................................26

         7.5      Absence of Adverse Governmental Action.........................................................26

         7.6      Filings; Consents; Waiting Periods.............................................................26

         7.7      Approval of Documentation......................................................................27

         7.8      No Material Adverse Changes....................................................................27

         7.9      Board of Directors.............................................................................27

         7.10     Lessor Certificates............................................................................27

         7.11     Continuation of Services.......................................................................27

         7.12     Consents or Waivers of Lessors.................................................................27

         7.13     Fairness Opinion...............................................................................27

         7.14     Wafer Purchase Agreement.......................................................................27

         7.15     Extension of Lease.............................................................................27

         7.16     Purchase of Additional Shares..................................................................27

         7.17     Conduct of Business; Cooperation; Hsinchu Science Park.........................................27

ARTICLE VIII INDEMNIFICATION.....................................................................................28

         8.1      Survival.......................................................................................28

         8.2      Selling Stockholders' Obligation to Indemnify..................................................28

         8.3      Buyer's Obligation to Indemnify................................................................28

         8.4      Notice of Asserted Liability...................................................................28


                                      -iv-
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         8.5      Opportunity to Defend..........................................................................29

         8.6      Tax Adjustment.................................................................................29

         8.7      Waiver of Subrogation and Other Rights.........................................................29

         8.8      No Contribution................................................................................29

         8.9      Non-Exclusive Remedy...........................................................................30

ARTICLE IX TAX MATTERS...........................................................................................30

         9.1      Clearance Certificates.........................................................................30

         9.2      Transfer Taxes.................................................................................30

         9.3      LSC's Tax Indemnity............................................................................30

ARTICLE X TERMINATION OF AGREEMENT...............................................................................30

         10.1     Termination....................................................................................30

         10.2     Survival.......................................................................................32

         10.3     Return of Materials............................................................................32

ARTICLE XI MISCELLANEOUS.........................................................................................32

         11.1     Notices........................................................................................32

         11.2     Entire Agreement...............................................................................33

         11.3     Waivers and Amendments.........................................................................33

         11.4     Governing Law..................................................................................34

         11.5     Arbitration....................................................................................34

         11.6     Reference to New Taiwan Dollars................................................................34

         11.7     Binding Effect; Assignment.....................................................................34

         11.8     No Third Party Beneficiaries...................................................................35

         11.9     Counterparts...................................................................................35

         11.10    Schedules and Exhibits.........................................................................35

         11.11    Headings, Gender and Person....................................................................35


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         11.12    Publicity......................................................................................35

         11.13    Severability...................................................................................35

         11.14    Time of Essence................................................................................35

         11.15    Attorneys' Fees................................................................................35

         11.16    Confidential Information.......................................................................36

         11.17    No Publicity; Employee Letters.................................................................36

         11.18    Mutual Drafting................................................................................36

         11.19    Further Assurances.............................................................................36

         11.20    Covenant ......................................................................................36

         11.21    Actions of Selling Stockholders................................................................37

ARTICLE XII DEFINITIONS..........................................................................................37

         12.1     Defined Terms..................................................................................37

                                  EXHIBIT INDEX

Exhibit A                  -        Form of Estoppel Certificate

Exhibit B                  -        Retention Agreement

Exhibit C                  -        Wafer Purchase Agreement

                                 SCHEDULE INDEX

Schedule 1.1               -        Shareholdings

Schedule 2.1               -        Foreign Jurisdictions

Schedule 2.2               -        Outstanding Securities

Schedule 2.5               -        Foreign Jurisdictions

Schedule 2.7               -        Approvals

Schedule 2.8               -        Company Financial Statements

Schedule 2.10              -        Absence of Certain Changes

Schedule 2.11              -        Tax Returns and Payments

Schedule 2.12              -        Compliance with Laws

Schedule 2.13              -        Contracts and Other Agreements

Schedule 2.14              -        Real Estate

Schedule 2.15              -        Environmental Matters

Schedule 2.16              -        Intangible Property and Computer Software

Schedule 2.17              -        Title to Properties

Schedule 2.18              -        Permits

Schedule 2.20              -        Employee Benefit Plans

Schedule 2.21              -        Litigation

Schedule 2.22              -        Insurance

Schedule 2.23              -        Officers, Directors and Key Employees

Schedule 2.25              -        Bank Accounts

Schedule 2.26              -        Powers of Attorney and Guarantees

Schedule 2.28              -        Relations with Customers

Schedule 2.29              -        Accounts Receivable

Schedule 2.30              -        Transactions with Affiliates

Schedule 2.33              -        Products

Schedule 3.3               -        Approvals

Schedule 4.8               -        Expenses

Note

All schedules have been omitted in reliance upon Item 601(b)(2) of Regulation S-K. Diodes Incorporated agrees to furnish the SEC, supplementally, with a copy of any omitted schedule upon request.

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and effective as of December 20, 2005, by and among DII Taiwan Corporation Ltd., a Taiwan corporation ("Buyer"), Lite-On Semiconductor Corporation, a Taiwan corporation ("LSC"), Shin Sheng Investment Limited ("SSIL"), Sun Shining Investment Corp. ("SSIC") (LSC, SSIL and SSIC individually, a "Selling Stockholder" and collectively, "Selling Stockholders"), and (with respect only to Articles IV, VII, IX, X and XI) Anachip Corporation, a Taiwan corporation ("Company"). Buyer, Selling Stockholders and Company are referred to collectively as the "parties."

                                    RECITALS

      A. Selling Stockholders are the beneficial and record owners of 40,470,212 of the 50,000,000 issued and outstanding shares of the capital stock of Company (collectively, the "Shares").

      B. Selling Stockholders wish to sell to Buyer, and Buyer wishes to purchase from Selling Stockholders, the Shares in accordance with the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other good and valuable consideration the receipt of which is hereby acknowledged, and subject to the terms and conditions stated herein, Buyer, Selling Stockholders and Company hereby agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF SHARES

      1.1 Purchase and Sale of Shares. Subject to the terms and conditions hereinafter set forth, on the Closing Date, each Selling Stockholder shall sell to Buyer, and Buyer shall purchase from each Selling Stockholder, the number of Shares set forth opposite the respective name of such Selling Stockholder on
Schedule 1.1 hereto.

      1.2 Purchase Price. As full payment for the Shares and for the agreements and indemnities contained herein of Selling Stockholders, Buyer shall pay to Selling Stockholders NT$20.00 per Share (the "Purchase Price"). The Purchase Price shall be paid in two installments as set forth in Section 1.3 below.

      1.3 Payment of Purchase Price.

            (a) The first installment of the Purchase Price in the aggregate amount of NT$728,463,816 shall be paid in cash in New Taiwan dollars on the Closing Date by wire transfer of immediately available funds to such accounts as each Selling Stockholder shall specify in writing not less than three (3) business days before the Closing Date. The first installment of the Purchase Price shall be allocated among Selling Stockholders in proportion to the number of Shares to be sold by each as set forth in Schedule 1.1 hereto.

            (b) The second installment of the Purchase Price in the aggregate amount of NT$80,940,424 (the "Holdback Amount") shall be paid in cash in New Taiwan dollars on December 31, 2006 by wire transfer of immediately available funds to such accounts as Selling Stockholders shall specify in writing on or before December 15, 2006. The Holdback Amount shall be allocated among Selling Stockholders in proportion to the number of Shares to be sold by each as set forth on Schedule 1.1 hereto. Buyer shall have the right to set off against the Holdback Amount the amount of any claim pursuant to Articles VIII or IX.

      1.4 Closing

            (a) The transfer of the Shares and the payment of the Purchase Price (less the Holdback Amount) shall be effected on the Closing Date. At the Closing, Selling Stockholders shall deliver to Buyer certificates evidencing the Shares to be sold by them on such date as set forth on Schedule 1.1 hereto, duly and properly chopped and endorsed for transfer to Buyer, and any other completed and executed documentation necessary to effect the transfer of such Shares to Buyer, and, concurrently with such delivery, Buyer shall pay the Purchase Price (less the Holdback Amount) in accordance with Section 1.3. In addition, at the Closing Date, all other actions shall be taken, and all other documents shall be duly executed and delivered, which are necessary to consummate all other transactions contemplated by this Agreement, other than such actions and documents as are to be taken or delivered at another date as specifically provided in this Agreement. The Closing shall take place at the offices of Company.

            (b) It is the understanding and intent of the parties that any net profit of Company earned during the period commencing on January 1, 2006 and ending on the Closing Date shall be allocated solely to Buyer and the Selling Stockholders shall have no interest therein.

      1.5 Closing Deadline. The Closing Date shall occur on the latter to occur of (i) five (5) business days following the date upon which the conditions set forth in Articles VI and VII have been satisfied or (ii) January 10, 2006, or such earlier or later date as may be mutually agreed to in writing by Buyer and Selling Stockholders (such date being referred to herein as the "Closing Date" or the "Closing"), but in no event later than March 31, 2006, unless both Buyer and Selling Stockholders consent in writing to an extension beyond such date. Buyer, Selling Stockholders and Company agree to use commercially reasonable efforts to satisfy the conditions set forth in this Agreement, and to cause the Closing to occur within the specified time period.

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF SELLING STOCKHOLDERS

      Selling Stockholders, jointly and severally, hereby represent and warrant to Buyer that the statements contained in this Article II are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article II):

      2.1 Due Formation. Company is a company limited by shares duly organized and validly existing under the laws of Taiwan, has the requisite power to own, lease and operate its assets, properties and business and to carry on its business as now being conducted and is duly qualified as a foreign corporation in good standing under the laws of each state or jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Company is qualified as a foreign corporation under the laws of each state or jurisdiction set forth in
Schedule 2.1.

      2.2 Shares. The authorized capital stock of Company consists of 64,000,000 shares, par value NT$10 per share, of which 50,000,000 are issued and outstanding as of the date hereof and as of the Closing Date. All outstanding shares of Company's capital stock have been duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 2.2, there are no outstanding (i) shares of capital stock or other securities of Company other than the Shares, (ii) options, warrants or other securities of the Company convertible into or exchangeable for shares of capital stock or other securities or ownership interests in the Company, or (iii) contracts, commitments, understandings, arrangements, restrictions or rights by which Company may be obligated to issue any shares of the capital stock or other securities of
Company. Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Company on any matter.

      2.3 Title to Shares. All of the Shares are held of record and owned beneficially by Selling Stockholders free and clear of all liens, encumbrances, security interests, equities, options, claims, charges and restrictions, and, upon delivery of the Purchase Price on the Closing Date as herein provided, Buyer will acquire good and transferable title to the Shares, free and clear of any lien, claim or other encumbrance.

      2.4 Articles of Incorporation. Company has heretofore delivered to Buyer true and complete copies of the Articles of Incorporation (certified by Dr. Yea-Fu Tsao, the President of the Company) as in effect on the date hereof. The board and shareholder resolutions of Company in the form heretofore delivered completely and accurately reflects all actions taken by the Board of Directors or the stockholders of Company on or before the date hereof.

      2.5 Subsidiaries. Each direct and indirect Subsidiary of Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Subsidiaries are duly qualified as corporations in good standing under the laws of each state or jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification. Each Subsidiary is qualified as a foreign corporation under the laws of each state or jurisdiction set forth on Schedule 2.5. All of the outstanding equity securities of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by Company free and clear of any liens, encumbrances, security interests, equities, options, claims, charges or restrictions of any nature whatsoever. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any equity securities of any Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

      2.6 Authority. Each Selling Stockholder and Company has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document and to perform its obligations hereunder and thereunder. This Agreement has been, and each Transaction Document will be prior to the Closing, duly authorized, executed and delivered by each Selling Stockholder (or its duly appointed attorney-in-fact or representative) or Company, and (assuming the due authorization, execution and delivery by Buyer) this Agreement constitutes, and each Transaction Document when so executed and delivered will constitute, the legal, valid and binding obligations of each Selling Stockholder and Company enforceable against each Selling Stockholder and Company in accordance with its terms.

      2.7 No Violation of Law and Agreements. Except as set forth in Schedule 2.7, the execution and delivery by each Selling Stockholder or Company of this Agreement and each Transaction Document, and the performance by each Selling Stockholder or Company of its obligations hereunder or thereunder, does not and will not:

            (a) violate any provision of the Articles of Incorporation of such Selling Stockholder or Company;

            (b) violate any provision of Applicable Law relating to such Selling Stockholder or Company; violate any provision of any order, arbitration award, judgment or decree to which such Selling Stockholder or Company is subject; or require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority; or

            (c) require a consent, approval or waiver from, or notice to, any party to any contract to which such Selling Stockholder, Company or any Affiliate thereof is a party; or result in a breach of or cause a default under any provision of a contract to which such Selling Stockholder, Company or any Affiliate thereof is a party.

      2.8 Financial Statements.

            (a)  Schedule  2.8(a)  contains  true  and  complete  copies  of the consolidated financial statements of Company (the "Company Financial Statements") consisting of (i) the unaudited balance sheet of Company at October 31, 2005 (the "Recent Balance Sheet") and (ii) the unaudited statements of income and cash flows for the ten months then ended (including the notes and schedules contained therein or annexed thereto). All Company Financial Statements (including all notes and schedules contained therein or annexed thereto) have been prepared in accordance with GAAP consistently applied and with the books and records of Company, and fairly present the assets, liabilities and financial position, the results of operations and cash flows of Company on a consolidated basis as of the dates and for the years and periods indicated.

            (b) Company and each Subsidiary maintains accurate books and records reflecting its assets and liabilities and Company maintains proper and adequate internal accounting controls which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Company and to maintain accountability for Company's consolidated assets; (iii) access to Company's assets is permitted only in accordance with management's authorization; (iv) the reporting of Company's assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis.

            (c) There are no (i) significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Company's ability to record, process, summarize and report financial data or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls. Neither Company nor any Subsidiary nor, to Company's knowledge, any director, officer, employee, auditor, accountant or representative of Company or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Company or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any Subsidiary has engaged in questionable accounting or auditing practices.

      2.9 No Undisclosed Liabilities. Neither Company nor any Subsidiary has any Liabilities, except (i) Liabilities the amounts of which are disclosed or reserved against on the Recent Balance Sheet and (ii) Liabilities incurred, in connection with Company's continuing businesses, in the ordinary course of business and consistent with past practice since the date of the Recent Balance Sheet.

      2.10 Absence of Certain Changes.

            (a) Except as set forth in Schedule 2.10, since the date of the Recent Balance Sheet, neither Company nor any Subsidiary has:

                  (i) entered into any transaction, contract or commitment or incurred any obligation or liability (fixed or contingent) which is not a business transaction, contract, commitment or obligation entered into or incurred in the ordinary course of business;

                  (ii) waived or released any rights of material value, other than in the ordinary course of business;

                  (iii) accelerated receivables, delayed payables or liquidated inventory, except in accordance with prior practices;

                  (iv) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trade names, trademarks, service marks, brand marks, brand names or copyrights, or registrations or licenses thereof or applications therefor, or with respect to any know-how or other proprietary or trade rights;

                  (v) made or granted any wage or salary increase (except for increases made in accordance with established compensation policies of Company or such Subsidiary applied on a basis consistent with previous practice), granted or accrued any bonus, entered into any employment contract with any officer or employee or made any loan (excluding advances for normal reimbursable business expenses) to, or entered into any transaction of any other nature with, any officer or director of Company or any Subsidiary;

                  (vi) suffered any adverse change in the financial condition or results of operations of Company and the Subsidiaries, or in their assets, properties, business, operations or prospects, considered as a whole;

                  (vii)issued, sold or otherwise disposed of any securities of Company or of the Subsidiaries (including any options, warrants or rights to purchase any securities of Company or the Subsidiaries) or, except in the ordinary course of business, any evidence of indebtedness of Company or of the Subsidiaries;

                  (viii) made any changes in accounting methods or practices;

                  (ix) committed to make any capital expenditures in excess of NT$60,000; or

                  (x) entered into any agreement to do any of the things described in this section.

            (b) Since the date of the Recent Balance Sheet, each of Company and the Subsidiaries has operated its business in the ordinary course consistent with its past practice so as to preserve such business intact, to keep available to it the services of its employees, and to preserve its business and the goodwill of its suppliers, customers, distributors and others having business relations with it.

      2.11 Tax Returns and Payments.

            (a) Company has filed its Income Tax Returns on a separate basis. Except for the corporations and entities identified on Schedule 2.11, no other corporation or entity other than Company was or is includible in such Tax Returns. Neither Company nor any Subsidiary is a party to any Tax allocation or sharing agreement, other than any such agreement of which a complete, true and accurate copy is included in Schedule 2.11. Each Income Tax Return and other federal, foreign, state, county and local Tax Return which is required to have been filed with respect to the operations, income or assets of Company or any Subsidiary has been filed by or on behalf of Company or such Subsidiary and is complete and correct, and all Taxes which have become due pursuant or with respect thereto or as reflected thereon, have been paid. Except as set forth on
Schedule 2.11, neither Company nor any Subsidiary is subject to Tax in any state, local or foreign jurisdiction other than Taiwan (the Republic of China) and/or its respective jurisdiction of incorporation; and Schedule 2.11, lists all federal, state, local and foreign income Tax Returns filed by or on behalf of Company or any Subsidiary for taxable periods ended after December 31, 2001, indicates those Tax Returns that have been examined or audited and indicates those Tax Returns that currently are the subject of examination or audit. Company has delivered to Buyer correct and complete copies of all Income Tax Returns filed by or on behalf of Company or any Subsidiary for each taxable period ended since December 31, 2001 (and, if applicable, for any prior taxable period which remains the subject of examination, audit, assessment or dispute or for which the statute of limitations for assessment has been extended and remains open), and all examination reports received and statements of deficiencies assessed against or agreed to by Company or any Subsidiary at any time.

            (b) Except as set forth on Schedule 2.11:

                  (i) No extension or waiver of any statute of limitations has been requested of or granted by Company or any Subsidiary with respect to any Tax for any period, and no extension or waiver of time within which to file any Tax Return has been requested by or granted to Company or any Subsidiary.

                  (ii) No  deficiency,  delinquency  or  default  for any  Taxes relating to Company or any Subsidiary or its receipts, income, sales, transactions or other business activities has been claimed, proposed or assessed against Company or any Subsidiary nor has Company nor any Subsidiary received notice of any such deficiency, delinquency, or default; and there is no audit, examination, investigation, claim, assessment, action, suit, proceeding, lien or encumbrance in effect, pending or proposed by any tax authority with respect to any such Taxes or with respect to any Tax Return of Company or any Subsidiary. No claim has been made by an authority in any state, local or foreign jurisdiction other than Taiwan that Company or any Subsidiary is subject to taxation by that jurisdiction.

                  (iii)Company and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party.

                  (iv) There is no tax ruling (received pursuant to the request of Company or any Subsidiary), request for ruling by Company or any Subsidiary, or settlement, compromise, closing or Tax collection agreement in effect or pending which does or could affect the liability of Company or any Subsidiary for Taxes for any period after the Closing Date.

      2.12 Compliance with Laws. Except as set forth in Schedule 2.12, neither Company nor any Subsidiary has violated, and each is in compliance with, all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority. No Selling Stockholder nor Company nor any Subsidiary has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws, and no Selling Stockholder nor Company nor any Subsidiary is aware of any existing circumstances which could result in violations of any of the foregoing.

      2.13 Contracts and Other Agreements.

            (a) Schedule 2.13 sets forth as of the date of this Agreement all of the contracts and other agreements hereinafter referred to in this Section 2.13, to which Company or any Subsidiary is a party or by or to which it or its assets or properties are bound or subject (collectively, the "Contracts"):

                  (i) written contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative having more than six (6) months to run from the date hereof or providing for an obligation to pay or accrue compensation of US$25,000 or more per annum, or providing for the payment of fees or other consideration in excess of US$25,000;

                  (ii) contracts and other agreements with any labor union or association representing any employee;

                  (iii)contracts and other agreements other than in the ordinary course of business and for the purchase or sale of equipment, inventory (involving a purchase or sale price exceeding US$5,000) or services (involving a purchase or sale price exceeding US$5,000) that contain an escalation, renegotiation or redetermination clause or that cannot be canceled without liability, premium or penalty on thirty (30) or fewer days notice;

                  (iv) contracts and other agreements for the sale of any of the assets or properties of Company or any Subsidiary other than in the ordinary course of business and for a sale price exceeding US$50,000 in any one case (or in the aggregate, in the case of any series of related contracts or other agreements) or for the grant to any person of any preferential rights to purchase any of its assets or properties;

                  (v) contracts and other agreements (including, without limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than US$50,000 in any one case (or in the aggregate, in the case of any series of related contracts or other agreements);

                  (vi) partnership, joint venture or similar agreements;

                  (vii) contracts or other agreements under which Company or a Subsidiary or a third party agrees to indemnify any party other than in the ordinary course of business;

                  (viii) contracts and other agreements containing covenants of Company or any Subsidiary not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Company or any Subsidiary in any line of business or in any geographical area;

                  (ix) contracts and other agreements relating to the making of any loan by Company or any Subsidiary;

                  (x) contracts or other agreements relating to the borrowing of money by Company or any Subsidiary or the direct or indirect guaranty of, or agreement to repay, by Company or any Subsidiary any obligation by the borrowing entity for the repayment of borrowed money, or the deferred payment of the purchase price of any asset, or any other contingent obligations in respect of indebtedness of any other person or governmental or regulatory body;

                  (xi)  contracts  or  other   agreements  for  or  relating  to
computers, computer equipment, computer software or computer services in excess of US$25,000;

                  (xii) contracts or other agreements between Company or any Subsidiary and any federal, state, local or foreign government, agency or authority;

                  (xiii) any contract with any Affiliate of Company relating to the provision of goods or services by or to Company; and

                  (xiv) any other contract that is material to the business of Company.

            (b) All of the contracts listed or required to be listed in Schedule
2.13 are valid, binding and full force and effect; Company has not been notified by any party thereto of such party's intention or desire to terminate or modify any such contract in any respect and neither Company nor any other party thereto is in breach of any of the terms or covenants of any such contract.

            (c) There have been delivered or made available to Buyer true and complete copies of all of the contracts and other agreements set forth in
Schedule 2.13 or on any other Schedule. Neither Company nor any Subsidiary has been found to be in default under any such contract or agreement, nor will the consummation of the transactions contemplated by this Agreement result in a default under any such contract or agreement or the right to terminate such contract or agreement.

      2.14 Real Estate.

            (a) Schedule 2.14 contains a complete and accurate list of the following:

                  (i) all real property and interests in real property and the buildings, structures and improvements thereon (the "Owned Property") owned by Company or a Subsidiary, or which Company or a Subsidiary is contractually obligated to purchase;

                  (ii) all leases (the "Leases") of real property and interests in real property and the buildings, structures and improvements thereon (the "Leased Property") pursuant to which Company or a Subsidiary is the lessee;

                  (iii) all contracts or options (and all amendments, extensions and modifications thereto) held by Company or a Subsidiary, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of Company or a Subsidiary to purchase or acquire any interest in real property;

                  (iv) all contracts or options (and all amendments, extensions and modifications thereto) granted by Company or a Subsidiary, or contractual obligations (and all amendments, extensions and modifications thereto) on the part of Company or a Subsidiary to sell or dispose of any interest in real property; and

                  (v) all policies of title insurance issued to Company or a Subsidiary with respect to the Facilities.

            (b) The Facilities are sufficient for the conduct of the business of Company and the Subsidiaries as such business is now conducted. Except as set forth in Schedule 2.14, Company or a Subsidiary has the right under valid and existing leases or other agreements to occupy and use all Leased Property which it uses in the conduct of their business. Neither the whole nor any portion of the Facilities has been condemned, requisitioned or otherwise taken by any Governmental Authority, and neither Company nor a Subsidiary has received any notice that any such condemnation, requisition or taking is threatened, which condemnation, requisition or taking would preclude or impair the current use thereof. All buildings, structures and appurtenances comprising part of the Facilities which are currently being used in the conduct of the business of Company or any Subsidiary are in good condition and have been reasonably maintained, normal wear and tear excepted. All Facilities have received all required approvals of Governmental Authorities (including, without limitation, permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations. All Facilities are supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated. The improvements constructed on the Facilities, including, without limitation, all Leasehold Improvements, and all fixtures and equipment and other tangible assets owned, leased or used by Company or a Subsidiary at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance or repair except for ordinary routine maintenance and repair, the cost of which would not be material, (v) sufficient for the operation of Company's and the Subsidiaries' businesses as presently conducted and (vi) in conformity with all applicable laws, ordinances, orders, regulations and other requirements relating thereto currently in effect.

            (c) Company has good and marketable title to the Owned Property, subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, and there are no encroachments by Company or a Subsidiary on abutting property and no encroachments by others on their properties, except: as reflected in the Recent Balance Sheet; tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings described in Schedule 2.14; such imperfections of title and encumbrances which do not detract from the value thereof for the conduct of the business conducted there, or interfere with the use thereof for the conduct of the business conducted there; zoning and building ordinances, recorded building use and other restrictions and easements and quasi-easements of record, licenses, covenants, rights-of-way and other similar restrictions, which do not interfere with the use thereof for the conduct of the business conducted there; and mortgages, deeds of trust or other claims and encumbrances, as set forth in Schedule 2.14. Except as set forth in Schedule 2.14, neither Company nor a Subsidiary nor any Selling Stockholder has received any written notice that Company or a Subsidiary is in violation of any zoning, use, occupancy, building, or environmental regulation, ordinance or other law, order, regulation or requirement relating to the Facilities, including, without limitation, Environmental Laws.

            (d) Except as set forth in Schedule 2.14, each Lease is in full force and effect, neither Company nor a Subsidiary is in default of its obligations under any Lease, and no Lease is subject to or encumbered by any lien or other restriction which impairs the use of the property to which it relates in the business of Company or a Subsidiary as now conducted.

      2.15 Environmental Matters. Except as set forth on Schedule 2.15:

            (a) For purposes of this Section,  the term "Company"  shall include
(i) all Affiliates of Company (except any Person who is an Affiliate of Company solely as a result of the ownership of Shares by LSC), (ii) all partnerships, joint  ventures  and other  entities  or  organizations  in which  Company  or a
Subsidiary was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Company or a Subsidiary or to which Company or a Subsidiary has succeeded.

            (b) The Facilities have been maintained in compliance with all applicable laws, statutes, ordinances, regulations, rules, judgments, orders, notice requirements, court decisions, agency guidelines or principles of law, restrictions and licenses, which (i) regulate or relate to the protection or clean-up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Substances; the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees; or (ii) impose liability with respect to any of the foregoing, including, without limitation, the Air Pollution Control and Emissions Criteria for the Semiconductor Manufacturing Industry (ILLEGIBLE), the Waste Disposal Act (ILLEGIBLE), or any other similar applicable law of similar effect, each as amended. (All of the above, collectively, are referred to herein as the "Environmental Laws").

            (c) The Facilities are, and at all times have been, and all Former Facilities were at all times when owned, leased or operated by Company or a Subsidiary, owned, leased and operated in compliance with all Environmental Laws and in a manner that will not give rise to any liability under any Environmental Laws.

            (d) Company has, and at all times has had, all Permits required under any Environmental Law and each Facility is, and at all times has been, in compliance with all such Permits.

            (e) The consummation of any of the transactions contemplated by this Agreement will not require an application for issuance, renewal, transfer or extension of, or any other administrative action regarding, any Permit required under any Environmental Law.

            (f) Neither Company nor a Subsidiary has received any notice at any time that it is or was claimed to be in violation of or in non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law.

            (g) There is not now pending or threatened, nor any basis for, nor has there ever been, any Action against Company or a Subsidiary under any Environmental Law or otherwise with respect to any Release or mishandling of any Hazardous Substance.

            (h) There are no consent decrees, judgments, judicial or administrative orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Company or a Subsidiary or any Facility or Former Facility.

            (i) There is not and has not been any Hazardous Substance used, generated, treated, stored, transported, disposed of, handled or otherwise existing on, under, about or from any Facility or any Former Facility, except for quantities of any such Hazardous Substances stored or otherwise held on, under or about any such Facility in full compliance with all Environmental Laws and necessary for the operation of the business conducted there.

            (j) Company has at all times used, generated, treated, stored, transported, disposed of or otherwise handled its Hazardous Substances in compliance with all Environmental Laws and in a manner that will not result in liability of Company or a Subsidiary under any Environmental Law.

            (k) There are no present or past Environmental Conditions in any way relating to Company or a Subsidiary, or the Facilities. "Environmental Conditions" means the introduction into the environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon the Facilities or other property of Company or a Subsidiary and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Company or a Subsidiary has or may become liable to any person or by reason of which the Facilities may suffer or be subjected to any lien.

            (l) No current or past use, generation, treatment, transportation, storage, disposal or handling practice of Company or a Subsidiary with respect to any Hazardous Substance has or will result in any liability under the Air Pollution Control and Emissions Criteria for the Semiconductor Manufacturing Industry (ILLEGIBLE), the Waste Disposal Act (ILLEGIBLE) or any applicable law of similar effect.

            (m) There is not now and has not been at any time in the past any underground or above-ground storage tank or pipeline at any Facility or Former Facility where the installation, use, maintenance, repair, testing, closure or removal of such tank or pipeline was not in compliance with all Environmental Laws, and there has been no Release from or rupture of any such tank or pipeline, including, without limitation, any Release from or in connection with the filling or emptying of such tank.

            (n) True, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Company or a Subsidiary, of all environmental audits or assessments which have been conducted at any Facility or Former Facility within the past five years, either by Company or a Subsidiary or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to Buyer and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Company or a Subsidiary or any Selling Stockholder has knowledge is included on Schedule 2.15.

            (o) Company does not manufacture or distribute any product which requires any warning mandated by Applicable Law.

            (p) Company is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on Schedule 2.22) under which Company or a Subsidiary is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

            (q) Company has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

            (r) Company has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

      2.16 Intellectual Property and Computer Software.

            (a) Each of Company and each Subsidiary of Company has all requisite right, title and interest in or valid and enforceable rights under contracts or licenses to use all Company Intellectual Property, which are utilized or used in its respective business as presently conducted. To the extent any Intellectual Property is the subject of a licensing agreement, such licensing agreement and the parties thereto are described in Schedule 2.16. Except as described in
Schedule 2.16, neither Company nor any Subsidiary of Company has received notice that it is infringing upon or otherwise misappropriating any rights relating to the Intellectual Property of any third party or any application pending for the Intellectual Property of any third party, and neither Company nor any of its Subsidiaries has knowledge of any basis for any such claim of infringement or misappropriation.

            (b) Each item of Company Intellectual Property is owned exclusively by the Company or its Subsidiaries (excluding Intellectual Property licensed to Company or such Subsidiaries) and is free and clear of any Liens. Company (i) owns exclusively all trademarks, service marks and trade names used by Company in connection with the operation or conduct of the business of Company, including the sale of any products or technology or the provision of any services by Company (including, but not limited to, the Products) and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that Company otherwise purports to own (including, but not limited to, the Products); provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to Company or are in the public domain. Each Subsidiary of Company (i) owns exclusively all trademarks, service marks and trade names used by such Subsidiary in connection with the operation or conduct of the business of such Subsidiary, including the sale of any products or technology or the provision of any services by such Subsidiary (including, but not limited to, the Products) and (ii) owns exclusively, and has good title to, all copyrighted works that are such Subsidiary's products or other works of authorship that the Subsidiary otherwise purports to own (including, but not limited to, the Products); provided, however, that such works may incorporate copyrighted works or works of authorship, trademarks or trade names of third parties which are licensed to the Subsidiary or are in the public domain.

            (c) To the extent that any Company Intellectual Property has been developed or created by any party other than Company or a Subsidiary, Company has a written agreement with such party with respect thereto and Company or Subsidiary has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a license under or to such Intellectual Property.

            (d) Company Intellectual Property constitutes all the Intellectual Property used in the conduct of Company's and its Subsidiaries' business as it currently is conducted, including, without limitation, the design, development, distribution, marketing, manufacture, use, import, license, and sale of the products, technology and services of Company (including products, technology or services currently under development and including, but not limited to, the Products).

            (e) To the knowledge of each Selling Stockholder and Company, no party is infringing or misappropriating any Company Intellectual Property.

            (f) No Company Intellectual Property or product, technology or service of Company or its Subsidiaries is subject to any Action that restricts, or that is reasonably expected to restrict in any manner, the use, transfer or licensing of any Company Intellectual Property by Company or its Subsidiaries or that may affect the validity, use or enforceability of such Company Intellectual Property.

            (g) Company has taken all necessary and appropriate steps to protect and preserve ownership of Company Intellectual Property. Company has secured valid written assignments from all consultants and employees who contributed to the creation or development of Company Intellectual Property. In the event that the consultant is concurrently employed by Company and a third party, Company has taken additional steps to ensure that any Company Intellectual Property developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement. Such steps include, but are not limited to, ensuring that all research and development work performed by such a consultant are performed only on Company's facilities and only using Company's resources.

      2.17 Title to Properties, Absence of Liens and Encumbrances. Company and each Subsidiary has good and marketable title to all of its properties and assets whether real, personal, tangible or intangible, including all properties reflected in the Recent Balance Sheet and those acquired since the date thereof (except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all mortgages, liens, pledges, easements, covenants, conditions, restrictions, claims and encumbrances, other than (i) as referred to in the Recent Balance Sheet, (ii) any liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings, (iii) the matters set forth in the Schedule 2.17, and (iv) mechanics', workman's, repairmen's, warehousemen's, carriers' or other similar Liens arising or incurred in the ordinary course of business. None of the assets necessary to operate the business conducted by Company or any Subsidiary are owned by a Selling Stockholder or an Affiliate of a Selling Stockholder (other than Company and the Subsidiaries).

      2.18 Permits. Schedule 2.18 sets forth all governmental Permits held by Company or any Subsidiary and necessary to the operation of their respective business. Except for Permits for which applications are shown in Schedule 2.18 to be pending, all such Permits are currently in force. No written notice of any violation has been received in respect of any such Permit, and no proceeding is pending that would suspend or revoke or limit any such Permit.

      2.19 Labor and Employment Matters.

            (a) Each of Company and the Subsidiaries: (i) has withheld and paid to the appropriate Governmental Authorities, or are withholding for payment not yet due to such authorities, all amounts required to be withheld from its employees; (ii) is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; and (iii) has complied in all respects with all Applicable Laws, rules and regulations relating to the employment of labor, including, without limitation, the Labor Standards Law, the Labor Inspection Law, the rules for the Allocation and Management of the Workers' Retirement Reserve Funds, the Labor Pension Act, and those relating to hours, wages, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities.

            (b) (i) Neither Company nor any Subsidiaries are a party to any collective bargaining agreement or other labor contract applicable to the employees of Company; (ii) there has been no breach or other failure to comply with any material provision of such agreement or contract; and (iii) neither Company, nor any Subsidiary, is subject: (1) to any unfair labor practice complaint pending before any federal, state, local or foreign agency, (2) pending or threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance, or threat thereof, (3) pending grievance proceeding, representation question or arbitration proceeding arising out of or under any collective bargaining agreement, or (4) attempt by any union to represent employees of Company or a Subsidiary as a collective bargaining agent.

      2.20 Employee Benefits Plans.

            (a) Schedule 2.20 sets forth a true and complete list of all Benefit Plans that Company or any trade or business which is under control, or which is treated as a single employer, with Company, participates in, or contributes to, or has ever maintained, participated in, or contributed to.

            (b) Company has delivered to Buyer true and complete copies of: (i) all plan texts, agreements and material employee communications relating to each Benefit Plan; (ii) all summary plan descriptions, the most recent annual report (including all schedules thereto) and the most recent annual and periodic accounting and financial statements of related plan assets with respect to each Benefit Plan; (iii) any communication to or from any Governmental Authority with respect to each Benefit Plan; and (iv) the most recent actuarial report with respect to each Benefit Plan.

            (c) No event has occurred (and there exists no condition or set of circumstances) in connection with any Benefit Plan that could subject Company, Buyer, or any Benefit Plan, directly or indirectly, to any liability under any law, regulation or governmental order applicable to any Benefit Plan, including the Rules for the Allocation and Management of the Workers' Retirement Reserve Funds and the Labor Pension Act.

            (d) Each Benefit Plan conforms to, and its administration is in compliance with, all Applicable Laws and no fiduciary of any Benefit Plan has taken any action that could result in such fiduciary being liable for the payment of damages, or that could result in any liability for Company or Buyer, under any Applicable Law. Company has complied with the Rules for the Allocation and Management of the Workers' Retirement Reserve Funds with respect to employees after July 1, 2005, and has properly transitioned pension withholdings for employees to be in compliance with current law.

            (e) Each Benefit Plan has been maintained in accordance with its terms, and there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) that have been asserted or instituted against or with respect to any such Benefit Plan or the assets of any of the trusts under any such Benefit Plan.

            (f) There has been no failure to comply with Applicable Law as to the filing of reports, documents and notices with any Governmental Authority that could subject any Benefit Plan, any fiduciary thereof, Company or Buyer to a penalty, and any requirement of the furnishing of such documents to participants or beneficiaries, due before the Closing Date, has been or will be complied with by all of the Benefit Plans prior to the Closing.

            (g) No Benefit Plan provides medical or death benefits (whether or not insured) with respect to current or former employees of Company beyond their retirement or other termination of service.

            (h) There are no unfunded benefit obligations arising under any Benefit Plan in any jurisdiction.

            (i) The consummation of the transactions contemplated hereby will not entitle any current or former employee of Company to severance pay, unemployment compensation or any similar payment, or accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.

      2.21 Litigation. Except as set forth in Schedule 2.21, there is no litigation, action, suit, proceeding or, to the best knowledge of any Selling Stockholders or Company, investigation presently pending or threatened against Company or a Subsidiary or affecting its assets, property, business or prospects or restricting or prohibiting the consummation of the transactions contemplated by this Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

      2.22 Insurance. Schedule 2.22 sets forth a list of all policies or binders of fire, liability, product liability, worker's compensation, vehicular and other insurance held by or on behalf of Company and each Subsidiary. Such policies and binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities of the kinds and in amounts customarily insured against by persons of established reputation engaged in the same or a similar business similarly situated. All premiums on all such policies have been paid to date and Company has complied with all conditions of such policies and has received no notice of any failure to comply with the terms of such policies. In addition, Schedule 2.22 sets forth in respect of such policies and binders (i) the type and amount of coverage provided thereby, (ii) their respective effective dates and (iii) any claims made or occurrences reported during the past two (2) years with respect to products liability and workers compensation.

      2.23 Officers, Directors and Key Employees. Schedule 2.23 sets forth (i) the name and total compensation of each officer, director, supervisor and responsible person of Company or a Subsidiary, and each other employee of Company or a Subsidiary whose salary as of the date hereof equals or exceeds US$60,000 per annum, and (ii) all commitments or agreements by Company or a Subsidiary to increase the wages or to modify the conditions or terms of employment of any such employees.

      2.24 Conditions of Tangible Assets and Inventories.

            (a) All items of machinery, equipment and other tangible assets of Company and each Subsidiary are in good operational condition, have been regularly and properly serviced and maintained in a manner that would not void or limit the coverage of any warranty thereon, other than items currently under, or scheduled for, repair or construction, and are adequate and fit to be used for the purposes for which they are currently used in the manner they are currently used.

            (b) The inventory of the Company and the Subsidiaries consist of items of merchantable quality and quantity usable or salable in the ordinary course of business, and are salable at prevailing market prices not less than the book value amounts thereof minus the inventory allowance relating thereto, and are not obsolete, damaged, slow-moving or defective, except for such items as have been written off or written down to net realizable value on the Recent Balance Sheet. No item included in the inventory has been the subject of recall by a government agency. The value at which inventories are carried on the Recent Balance Sheet reflects the customary inventory valuation policy of Company (which fairly reflects the value of obsolete, spoiled or excess inventory) for stating inventory in accordance with GAAP consistently applied.

      2.25 Bank Accounts. Schedule 2.25 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which each of Company and the Subsidiaries maintain accounts of any nature, the account numbers of all such accounts, the names of all persons authorized to draw thereon or make withdrawals therefrom and a specimen of the authorized chops on file with each financial institution as the official chops to withdraw funds.

      2.26 Powers of Attorney; Guarantees. Except as set forth in Schedule 2.26, neither Company nor any Subsidiary nor any responsible person, director, supervisor nor officer has an obligation to act under any outstanding power of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, consignor, endorser (other than for purposes of collection in the ordinary course of the business), co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

      2.27 Relations with Suppliers. No supplier has canceled any contract or order for provisions of, and there has been no threat by any supplier not to provide, products, supplies, or services (including utilities) to Company or any Subsidiary within the twelve (12) months immediately preceding the date of this Agreement. Each of Company's and the Subsidiaries' relationships with its suppliers are commercially satisfactory.

      2.28 Relations with Customers. Except as set forth in Schedule 2.28, no customer has canceled any contract or order for provisions of, and there has been no threat by any customer not to purchase (or to reduce its purchases of), products from Company or any Subsidiary within the twelve (12) months immediately preceding the date of this Agreement. Each of Company's and the Subsidiaries relationships with its customers are commercially satisfactory.

      2.29 Accounts Receivables. All of the accounts receivable owing to each of Company and the Subsidiaries as of the date of this Agreement constitute, and as of the Closing Date will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there has been no notice of any claims, refusals to pay or other claimed rights of set off against any thereof. Except as set forth in Schedule 2.29, (i) no third party account debtor is delinquent in its payment in the aggregate more than US$10,000 by more than sixty (60) days; (ii) no account debtor has refused or threatened to refuse to pay its obligations for any reason; (iii) no account debtor is insolvent or bankrupt; and (iv) no account receivable is pledged to any third party.

      2.30 Transactions with Affiliates. Schedule 2.30 is a true, correct and complete list of all existing business relationships between each of Company and the Subsidiaries and any of the officers, directors or shareholders thereof or any of such officer's, director's, or shareholder's Affiliates. No officer, employee or Affiliate of Company or any Subsidiary has any material interest in any property, real or personal, tangible or intangible of Company or any Subsidiary, is indebted or otherwise obligated to Company or any Subsidiary, has any contractual relationship with Company or any Subsidiary or is an officer, director, employee or consultant of a competitor of Company or any Subsidiary. Neither Company nor any Subsidiary is indebted or otherwise obligated to any such person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. The consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse or time, or both) result in any benefit or payment (severance or other) arising or becoming due from Company or any Subsidiary or the successor or assign of any thereof to any person.

      2.31 Data Processing. Company's and each Subsidiary's records, to the extent they contain important information that is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely pursuant to procedures and techniques utilized by companies of comparable size in similar lines of business. The data processing equipment, data transmission equipment, related peripheral equipment and software used by the foregoing in the operation of the business to generate and retrieve such records are comparable in performance, condition and capacity with those utilized by companies of comparable size in similar lines of business and are free from limitations on capacity or readiness to accept, create, manipulate, sort, sequence, calculate, compare or output calendar date information, including, but not limited to, functionality of peripheral interfaces, firmware and embedded microchips

      2.32 Brokerage. No broker, finder or investment banker has acted directly or indirectly for Company, any Selling Stockholder or any Affiliate thereof in connection with this Agreement or the transactions contemplated hereby. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in respect of any such transaction based in any way on agreements, arrangements or understandings made by or on behalf of Company, any Selling Stockholder or any Affiliate thereof.

      2.33 Products. Schedule 2.33 lists each product under development, developed, manufactured, licensed, distributed or sold by Company and any other products in which the Company has any proprietary rights or beneficial interest (collectively, the "Products.")

      2.34 Accuracy of Representations. No representation, warranty, statement or schedule furnished by any Selling Stockholder or Company to Buyer in connection with the transactions contemplated hereby contains any untrue statement of any material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Selling Stockholders that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III):

      3.1 Organization and Standing. Buyer is a company limited by shares duly organized, validly existing and in good standing under the laws of Taiwan, has the requisite power to own, lease and operate its assets, properties and business and is duly qualified as a foreign corporation in good standing under the laws of each state or jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

      3.2 Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document and to perform its obligations hereunder and thereunder. This Agreement has been, and each Transaction Document will be prior to each Closing, duly authorized, executed and delivered by Buyer, and (assuming the due authorization, execution and delivery by each Selling Stockholder and Company) this Agreement constitutes, and each Transaction Document when so executed and delivered will constitute, the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with its terms.

      3.3 No Violation of Law and Agreements. Except as set forth on Schedule 3.3, the execution and delivery by Buyer of this Agreement and each Transaction Document, and the performance by Buyer of its obligations hereunder or thereunder, does not and will not:

            (a) violate any provision of the Articles of Incorporation of Buyer;

            (b) (i) violate any provision of  Applicable  Law relating to Buyer;
(ii) violate any provision of any order, arbitration award, judgment or decree to which Buyer is subject; or (iii) require a registration, filing, application, notice, consent, approval, order, qualification or waiver with, to or from any Governmental Authority; or

            (c) (i) require a consent, approval or waiver from, or notice to, any party to any contract to which Buyer or any Affiliate thereof is a party; or
(ii) result in a breach of or cause a default under any provision of a contract to which Buyer or any Affiliate thereof is a party.

      3.4 Brokerage. No broker, finder or investment banker has acted directly or indirectly for Buyer or any Affiliate thereof in connection with this Agreement or the transactions contemplated hereby. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in respect of any such transaction based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any Affiliate thereof.

                                   ARTICLE IV

          COVENANTS AND AGREEMENTS OF SELLING STOCKHOLDERS AND COMPANY

      4.1 Conduct of Business. From the date hereof through the Closing Date, Selling Stockholders shall cause Company to, and Company shall, without the prior written consent of Buyer in each instance, (i) conduct its business only in the ordinary course, (ii) maintain all of its assets in customary repair, order and condition, (iii) not alter its capital structure or issue additional securities or make any distribution to its stockholders, (iv) use its commercially reasonable efforts to preserve its present business organization, retain the services of its present employees and preserve its present relationship with its customers and suppliers, and (v) not undertake any of the actions specified in Section 2.10.

      4.2 Efforts to Close. From the date hereof through the Closing Date, each Selling Stockholder and Company shall use commercially reasonable efforts to take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby (including, without limitation, using commercially reasonable efforts to satisfy Buyer's conditions to the Closing), and shall cooperate with Buyer in connection with the foregoing.

      4.3 Continued Effectiveness of Representations and Warranties of Selling Stockholders . From the date hereof through the Closing Date, (i) each Selling Stockholder shall, and each Selling Stockholder shall cause Company to, use commercially reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article II shall continue to be true and complete on and as of the Closing Date as if made on and as of the Closing Date, and (ii) Company and each Selling Stockholder shall promptly notify Buyer of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by each Selling Stockholder or Company and of any changes to any of the Disclosure Schedules; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Notwithstanding the foregoing, Company shall not be liable for any breach of the representations and warranties contained in Article II.

      4.4 Corporate Examinations and Investigations. Prior to the Closing Date, Buyer shall be entitled, through its employees, agents and representatives, to make such investigation of the assets, liabilities, properties, business and operations of Company and the Subsidiaries, and such examination of the books, records and financial condition of Company and the Subsidiaries, as Buyer reasonably determines is necessary; provided, however, that in each case, such inspections and examinations shall be conducted only (i) during regular business hours; and (ii) in a manner which will not unduly interfere with the operation of Company's business or the use of, access to or egress from the Facilities.

      4.5 Lessor Certificates. Selling Stockholders and Company shall obtain from LSC and Myson Century, Inc. certificates addressed to Buyer and Company in substantially the form attached hereto as Exhibit A stating (i) that the applicable lease is and will continue to be in full force and effect and has not been modified or amended, except as indicated in such certificate, and neither the Landlord nor Company is in default thereunder, (ii) the expiration date of the term thereunder, (iii) the rent and other charges payable thereunder and
(iv) the date through which rent and other charges have been paid thereunder.

      4.6 Insurance. From the date hereof through the Closing Date, Selling Stockholders shall cause Company and the Subsidiaries to maintain, and Company shall maintain and cause the Subsidiaries to maintain, in full force and effect (including necessary renewals thereof) the insurance policies listed on Schedule 2.22, except to the extent that they may be replaced with equivalent policies appropriate to insure the assets, properties and business of Company and the Subsidiaries to the same extent as currently insured.

      4.7 Cooperation. Company and Selling Stockholders shall use its commercially reasonable efforts to provide Buyer or its Representatives with any other document related to Company and the Subsidiaries that Buyer may reasonably request and shall otherwise cooperate (i) in Buyer's examination of Company and the Subsidiaries, and (ii) with Buyer's financing sources.

      4.8 Expenses. Except as expressly set forth on Schedule 4.8, LSC shall bear all expenses incurred on behalf of Selling Stockholders, Company or any Subsidiary in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel and accountants.

      4.9 Further Assurances. Selling Stockholders and Company shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

      4.10 Hsinchu Science Park. Selling Stockholders and Company shall use their commercially reasonable efforts to assist Buyer in complying with its obligations under Section 5.4.

      4.11 No Solicitation of Transactions. Neither Selling Stockholders nor Company shall, directly or indirectly, solicit, encourage, initiate or hold discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any Person (other than Buyer and its employees, representatives and agents) with respect to a merger, consolidation, sale of a substantial amount of assets, sale of securities or acquisition of beneficial ownership of Company or any Subsidiary.

      4.12 Noncompetition.

            (a) As used in this Agreement, the term "Competitive Activity" shall mean any participation in, employment by, ownership of any interest in, acceptance of business from or assistance, promotion or organization of any person, partnership, corporation, firm, association or other business organization, entity or enterprise which, directly or indirectly, is engaged in, or hereinafter engages in, research on, or the development, production, marketing or selling of any product which is substantially equivalent to any product now manufactured or sold, or presently under development by Company, including, but not limited to, the Products; provided, however, that the term "Competitive Activity" shall not include (i) investments in portfolio funds,
(ii) investments of less than one year obtained through a purchase executed on a stock exchange and not exceeding five percent (5%) of the outstanding capital stock of the company in which the investment is held or (iii) the situation in which Company manufactures the front-end fabricated wafers and sells such wafers to LSC and LSC, after assembling and testing such wafers, sells the finished product to third parties.

            (b) Until the third anniversary of the Closing Date, LSC shall refrain from, without the prior written consent of Buyer in each instance, directly or indirectly, engaging in any Competitive Activity in any of the following geographic areas:

                  (i) Taiwan;

                  (ii) The People's Republic of China;

                  (iii) the United States of America; and

                  (iv) anywhere in the world.

            (c) LSC shall not, without the prior written consent of Buyer in each instance, disclose or use in any way any confidential business or technical information or trade secret of Company, whether or not patentable, copyrightable or otherwise protected by law (collectively, the "Trade Secrets"), including, without limitation, any information concerning Company Intellectual Property, customer lists, products, designs, processes, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom Company transacts business, and all other information which is related to any product, service or business of Company, other than information which is (or becomes, other than as a result of the breach hereof by LSC) generally known in the industry in which Company transacts business or is acquired from public sources; all of which Trade Secrets are the exclusive and valuable property of Company.

            (d) LSC shall not, directly or indirectly, employ or offer to employ, call on, solicit, interfere with or attempt to divert or entice away any employee or independent contractor of Company (or any person whose employment or status as an independent contractor has terminated within the twelve (12) months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets of Company.

      LSC hereby acknowledges and agrees that it would be difficult to fully compensate Buyer for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that Buyer shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions. This provision with respect to injunctive relief shall not, however, diminish Buyer's right to claim and recover damages.

      4.13 Appraisal Costs. The parties hereby acknowledge that Buyer currently intends, but is not required, to merge Company with Buyer or a subsidiary of Buyer after the Closing. In the event that such merger is consummated within one year of the Closing Date and, as a result of such merger, Company, Buyer or any Affiliate of Buyer (other than LSC) is required (whether under Section 317 of the ROC Company Law, or pursuant to any settlement agreement) to pay to any stockholder or former stockholder of Company consideration (whether cash, stock or otherwise) with a fair market value (as determined by Buyer in good faith) greater, on a per share basis, than NT$20.00, then LSC shall, within ten (10) days after receipt of the written request of Buyer with supporting documents, reimburse Buyer or any such Affiliate of Buyer in cash for one-half of the difference between (x) such per share fair market value and (y) NT$20.00, plus one-half of all costs reasonably incurred by Company, Buyer or any Affiliate of Buyer (other than LSC) in connection with the determination or payment of such consideration.

      4.14 Severance Costs. In the event that Company, Buyer or any Affiliate of Company or Buyer (other an LSC) is required to pay to any employee of Company any severance payment as a result of the transactions contemplated by this Agreement (including, but not limited to, the sale of Shares or the merger referred to in Section 4.13), then LSC shall, within ten (10) days after receipt of the written request of Buyer with supporting documents, reimburse Company, Buyer or any Affiliate of Company or Buyer (other than LSC) in cash for one-half of such severance payment; provided, however, that LSC shall not be required to reimburse any severance costs related to the termination of an employee if such employee is rehired within six months after his termination.

                                    ARTICLE V

                        COVENANTS AND AGREEMENTS OF BUYER

      5.1 Efforts to Close. From the date hereof through the Closing Date, Buyer shall use commercially reasonable efforts to take, or cause to be taken, all actions, and shall do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated hereby (including, without limitation, using commercially reasonable efforts to satisfy Selling Stockholders' conditions to the Closing), and shall cooperate with Seller in connection with the foregoing.

      5.2 Expenses. Except as set forth in Section 4.8 and Schedule 4.8, Buyer shall bear all expenses incurred on behalf of Buyer in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its agents, representatives, counsel, and accountants.

      5.3 Further Assurances. Buyer shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

      5.4 Hsinchu Science Park. Buyer shall use its commercially reasonable efforts to obtain the approval of the Hsinchu Science Park to the change in control of Company contemplated by this Agreement.

                                   ARTICLE VI

              CONDITIONS TO THE OBLIGATIONS OF SELLING STOCKHOLDERS

      The obligation of Selling Stockholders to complete the transactions contemplated hereby is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

      6.1 Representations and Warranties. The representations and warranties of Buyer contained herein shall be true and complete on and as of the Closing Date as though made at and as of that date, and Buyer shall have delivered to Selling Stockholders a certificate to such effect.

      6.2 Compliance with Covenants. Buyer shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it on or prior to the Closing Date, and Buyer shall have delivered to Selling Stockholders a certificate to that effect.

      6.3 Corporate Action.  Buyer shall have delivered to Selling  Stockholders
(i) certified copies of Buyer's Articles of Incorporation, Company License, Business License, registration card and resolutions of Buyer's Board of Directors, in form reasonably satisfactory to Selling Stockholders, approving the execution and delivery of this Agreement and each Transaction Document and the performance of Buyer's obligations hereunder and thereunder; (ii) an incumbency certificate of Buyer, certified by the Chairman or Supervisor of Buyer authorizing the signatory to execute this Agreement and any related documents on behalf of Buyer; and (iii) a certified specimen of the official chops (company chop and responsible person's chop).

      6.4 Litigation. On the Closing Date, there shall be no Action pending or threatened pertaining to the transactions contemplated hereby or to their consummation.

      6.5 Absence of Adverse Governmental Action. No action shall have been taken, proposed or threatened and no statute, rule, regulation or order shall have been proposed, enacted or entered by any Governmental Authority or by any court with jurisdiction over the transactions contemplated hereby that threatens to prohibit or unduly delay consummation of such transactions on the terms and provisions herein set forth.

      6.6 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers listed in Schedule 2.7 shall have been filed, made or obtained, including obtaining the approval of the Hsinchu Science Park to the change in control of Company contemplated by this Agreement.

      6.7 Approval of Documentation. The form and substance of all certificates, instruments, opinions and other documents delivered to Selling Stockholders under this Agreement shall be satisfactory in all reasonable respects to Selling Stockholders and their counsel.

                                   ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF BUYER

      The obligation of Buyer to complete the transactions contemplated hereby is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it, to the extent permitted by law.

      7.1 Representations and Warranties. The representations and warranties of each Selling Stockholder contained herein shall be true and complete on and as of the Closing Date as though made at and as of that date, and each Selling Stockholder shall have delivered to Buyer a certificate to such effect.

      7.2 Compliance with Covenants. Each Selling Stockholder and Company shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it on or prior to the Closing Date, and each Selling Stockholder and Company shall have delivered to Buyer a certificate to that effect.

      7.3 Corporate Action.  Selling  Stockholders shall have delivered to Buyer
(i) certified copies of Company's Articles of Incorporation, Company License, Business License, registration card and resolutions of Company's Board of Directors, in form reasonably satisfactory to Buyer, approving the execution and delivery of this Agreement and each Transaction Document and the performance of Company's obligations hereunder and thereunder; (ii) an incumbency certificate or power of attorney of each Selling Stockholder and Company, certified by the responsible person of each such Person authorizing the signatory to execute this Agreement and any related document on behalf of such Person; and (iii) a certified specimen of the official chops (company chop and responsible person's chop) of each such Person.

      7.4 Litigation. On the Closing Date, there shall be no Action pending or threatened pertaining to the transactions contemplated hereby or to their consummation.

      7.5 Absence of Adverse Governmental Action. No action shall have been taken, proposed or threatened and no statute, rule, regulation or order shall have been proposed, enacted or entered by any Governmental Authority or by any court with jurisdiction over the transactions contemplated hereby that threatens to prohibit or unduly delay consummation of such transactions on the terms and provisions herein set forth.

      7.6 Filings; Consents; Waiting Periods. All registrations, filings, applications, notices, consents, approvals, orders, qualifications, waivers and notices listed in Schedule 2.7 or 3.3, shall have been filed, made or obtained, including (i) all requisite filings or approvals with the Investment Commission of the Ministry of Economic Affairs for re-investment of foreign investment,
(ii) obtaining approval from the Securities and Futures Commission and any other applicable governmental agency of the withdrawal of Company's public company status, (iii) qualifying the transactions contemplated by this Agreement or the Transaction Documents as exempt from applicable public tender offer rules and
(iv) obtaining the approval of the Hsinchu Science Park to the change in control of Company contemplated by this Agreement.

      7.7 Approval of Documentation. The form and substance of all certificates, instruments, opinions and other documents delivered to Buyer under this Agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

      7.8 No Material Adverse Changes. Since the date hereof, there shall not have been any material adverse changes in the consolidated financial condition, the results of operations or prospects of Company, and Company on a consolidated basis shall not have sustained any material loss or damage, whether or not insured.

      7.9 Board of Directors. Selling Stockholders shall have caused the persons designated by Buyer to be duly elected as the directors of Company.

      7.10 Lessor Certificates. Buyer shall have received and approved the estoppel certificates required by Section 4.5.

      7.11 Continuation of Services. Dr. Yea-Fu Tsao shall have executed and delivered an agreement in the form of Exhibit B hereto.

      7.12 Consents or Waivers of Lessors. Buyer shall receive executed consents or waivers of the lessors of the Leases, which require consent to a change in control or merger of Company, in a form acceptable to Buyer.

      7.13 Fairness Opinion. On or before the Closing Date, Buyer shall have received an opinion of Duff & Phelps, LLC (or such other firm as the Board of Directors of Buyer shall determine in its sole and absolute discretion) in form and substance acceptable to the Board of Directors of Buyer in their sole and absolute discretion to the effect that the terms of the transactions contemplated by this Agreement are fair to the stockholders of Buyer (other than LSC) from a financial point of view.

      7.14 Wafer Purchase Agreement. LSC and Company each shall have executed and delivered an agreement in the form of Exhibit C hereto.

      7.15 Extension of Lease. LSC and Company shall have extended from December 31, 2005 to December 31, 2007 the term of the lease by Company from LSC of that property at Fl.9, No. 19-5, San Chong Road, Nan Gang District, Taipei, Taiwan, without any other change in the terms of such lease.

      7.16 Purchase of Additional Shares. On or before the Closing Date, Buyer shall have purchased from stockholders of Company (other than Selling Stockholders) an aggregate of not less than 4,529,789 shares of the capital stock of Company at a purchase price of not more than NT$20.00 per share.

      7.17 Conduct of Business; Cooperation; Hsinchu Science Park. Since the date hereof, there shall not have occurred (i) any adverse change in Company's business organization, the services of its employees or its relationship with its customers and suppliers, (ii) any failure of Company or a Selling Stockholder to provide Buyer or its Representatives with any document, or otherwise cooperate in any matter, referred to in Section 4.7, or (iii) the failure of Hsinchu Science Park to approve the change in control of Company contemplated by this Agreement.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.1 Survival. Each covenant, agreement, representation and warranty contained herein shall survive the Closing.

      8.2 Selling Stockholders' Obligation to Indemnify. From and after the Closing, each Selling Stockholder shall indemnify, defend and hold harmless Buyer (and its directors, officers, employees, agents, Affiliates (other than LSC) and assigns) (i) jointly and severally, from and against all Losses resulting from or arising out of any inaccuracy in or any breach of any representation or warranty of such Selling Stockholder or Company, or any covenant or agreement of Company, contained in this Agreement or (ii) severally, but not jointly, from and against any and all Losses resulting from or arising out of any breach of any covenant or agreement of such Selling Stockholder contained in this Agreement or, in the case of LSC only, any Transaction Document; provided, however, that (iii) the indemnification obligation of LSC under this Section 8.2 with respect to any Loss in excess of the Holdback Amount shall be limited to 62% of such Loss, (iv) the aggregate indemnification obligation of LSC under this Section 8.2 shall not exceed NT$620,540,000, (v) the indemnification obligation of SSIL and SSIC shall be limited to their proportionate share of the Holdback Amount, and (vi) the Selling Stockholders shall not be liable under this Section 8.2 with respect to Losses for which indemnification otherwise may be sought under this Section 8.2 unless (A) the amount of such Losses related to any individual claim exceeds U.S.$100,000 or
(B) the aggregate amount of such Losses (together with all Losses for which indemnification could be sought under Section 9.3 in the absence of the proviso contained in the penultimate sentence thereof) exceeds U.S.$250,000.

      8.3 Buyer's Obligation to Indemnify. From and after the Closing, Buyer shall indemnify, defend and hold harmless each Selling Stockholder (and its directors, officers, employees, Affiliates and assigns) from and against all Losses resulting from or arising out of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Buyer contained herein or in any Transaction Document.

      8.4 Notice of Asserted Liability. Promptly after the party entitled to Indemnification ("Indemnitee") becomes aware of any fact, condition or event that may give rise to Losses for which indemnification may be sought under this
Article VIII, Indemnitee shall give notice thereof in the manner provided in this Section 8.4 (the "Claims Notice") to the indemnifying party ("Indemnitor"). The Claims Notice shall include a description in reasonable detail of any claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") against Indemnitee, and shall indicate the amount (estimated, if necessary) of the Losses that have been or may be suffered by Indemnitee. Failure of Indemnitee to promptly give notice hereunder shall not affect the rights to indemnification hereunder, except to the extent that Indemnitor demonstrates actual damage caused by such failure. Upon Indemnitor's request, Indemnitee shall provide Indemnitor with full and unrestricted access to all books and records relating to the Asserted Liability, and to all employees or other persons who are knowledgeable about such Asserted Liability, in order to allow Indemnitor to audit the status of such Asserted Liability and the payments that have been, or will be, made with respect thereto.

      8.5 Opportunity to Defend. Indemnitor may elect to compromise or defend, at its own expense and by its own counsel reasonably acceptable to Indemnitor, any Asserted Liability; provided, however, that Indemnitor may not compromise or settle any Asserted Liability without the consent of Indemnitee, such consent not to be unreasonably withheld, unless such compromise or settlement requires no more than a monetary payment for which Indemnitee and any other indemnifiable parties hereunder are fully indemnified. If Indemnitor elects to compromise or defend such Asserted Liability, it shall within 15 days (or sooner, if the nature of the Asserted Liability so requires) notify Indemnitee of its intent to do so and Indemnitee shall cooperate in the compromise of, or defense against, such Asserted Liability. If Indemnitor elects not to compromise or defend any Asserted Liability, fails to notify Indemnitee of its election as herein provided or contests its obligation to indemnify, Indemnitee may pay, compromise or defend such Asserted Liability without prejudice to any right it may have hereunder. In any event, Indemnitor and Indemnitee may participate, at its own expense, in the defense of any Asserted Liability in respect of which it may have an indemnification obligation hereunder. If either party chooses to defend or participate in the defense of any Asserted Liability, it shall have the right to receive from the other party any books, records or other documents within such party's control that are necessary or appropriate for such defense.

      8.6 Tax Adjustment. Any amounts payable by an Indemnitor to or on behalf of an Indemnitee in respect of a Loss will be adjusted as follows: If an Indemnitee is liable for any additional taxes as a result of the payment of amounts in respect of an indemnifiable claim, the Indemnitor will pay to the Indemnitee in addition to such amounts in respect of the Loss within ten days after being notified by the Indemnitee of the payment of such liability (x) an amount equal to such additional taxes (the "Tax Reimbursement Amount") plus (y) any additional amounts required to pay additional taxes imposed with respect to the Tax Reimbursement Amount and with respect to amounts payable under this clause (y), with the result that the Indemnitee will have received from the Indemnitor, net of the payment of taxes, an amount equal to the Loss.

      8.7 Waiver of Subrogation and Other Rights. An Indemnitee will not be required to proceed against any particular Indemnitor for indemnification or otherwise in respect of any Losses before enforcing its rights hereunder against any other Indemnitor, and each Indemnitor expressly waives all rights it may have, now or in the future, under any statute, at common law, or at law or in equity, or otherwise, to compel an Indemnitee to proceed against any Indemnitor in respect of any Losses before proceeding against, or as a condition to proceeding against, any other Indemnitor.

      8.8 No Contribution. Anything to the contrary herein notwithstanding, Selling Stockholders shall not have any right to seek any indemnification or contribution from or remedy against Company, whether arising prior to or after the Closing Date, in respect of any breach of any representation or warranty by Company or the failure of Company to comply with any covenant or agreement to be performed by Company on or prior to the Closing Date, and Selling Stockholders hereby waive any such claim they may have against Company with respect thereto whether at law, in equity or otherwise.

      8.9 Non-Exclusive Remedy. The provisions for indemnification set forth in this Article VIII are not the exclusive remedies of the parties hereto with respect to the matters addressed in this Article VIII.

                                   ARTICLE IX

                                   TAX MATTERS

      9.1 Clearance Certificates. Company shall furnish to Buyer such clearance certificates or similar documents that may be obtained from the R.O.C. taxing authority certifying that no further tax is owed in respect of the period covered by such certificate.

      9.2 Transfer Taxes. The Selling Stockholders shall pay all sales, use, transfer, real property, documentary and stamp taxes and recording and filing fees applicable to any transaction contemplated by this Agreement, including the applicable securities transaction tax.

      9.3 LSC's Tax Indemnity. LSC shall indemnify and hold Buyer and Company harmless from and against the entirety of any Taxes which LSC is responsible or required to pay under any provision of this Agreement and from and against any Losses that Buyer may suffer resulting from, arising out of, relating to, in the nature of or caused by any liability of Buyer or Company for any such Taxes; any liability with respect to any Taxes arising from any changes made on examination or audit; any liability of any of Company or any Subsidiary for Taxes of any person other than Company, whether (i) as a transferee or successor, (ii) by contract, or (iii) otherwise; and any liability for Taxes which would not be owed if all warranties and representations of Selling Stockholders or Company hereunder had been true, complete and correct in all respects; provided, however, that the Selling Stockholders shall not be liable under this Section
9.3 with respect to any liability for which indemnification otherwise may be sought under this Section 9.3 unless (A) the amount of such liability related to any individual claim exceeds U.S.$100,000 or (B) the aggregate amount of such liability (together with all Losses for which indemnification could be sought under Section 8.2 in the absence of the proviso contained therein) exceeds U.S.$250,000. Any indemnification pursuant hereto shall also include reasonable costs incurred by Buyer or Company (including reasonable fees and disbursements of attorneys, accountants and expert witnesses) in connection with such indemnification claim. Any indemnification payable by LSC pursuant hereto shall be paid within the later of fifteen (15) days of Buyer's request therefor and five (5) days prior to the date on which the liability upon which the indemnification is based is required to be satisfied.

                                    ARTICLE X

                            TERMINATION OF AGREEMENT

      10.1 Termination.

            (a) This Agreement may be terminated prior to the Closing as follows:

                  (i) at the election of Selling Stockholders, if any one or more of the conditions to its obligation to close has not been fulfilled by March 31, 2006;

                  (ii) at the election of Buyer, if any one or more of the conditions to its obligation to close has not been fulfilled by March 31, 2006;

                  (iii) at the election of Selling Stockholders, if Buyer has materially breached any material representation, warranty, covenant or agreement contained herein; provided, however, that Selling Stockholders shall have no termination right hereunder if the other conditions to the obligation of Selling Stockholders to consummate the transactions contemplated herein shall have been satisfied, unless such representation, warranty, covenant or agreement shall not have been cured by Buyer by the earlier of (i) March 31, 2006, or (ii) forty-five (45) days after Buyer shall have received written notice from Selling Stockholders that it intends to exercise its right to terminate under this subparagraph (iii);

                  (iv) at the election of Buyer, if Selling Stockholders or Company has materially breached any material representation, warranty, covenant or agreement contained herein; provided, however, that Buyer shall have no termination right hereunder if the other conditions to the obligation of Buyer to consummate the transactions contemplated herein shall have been satisfied, unless such representation, warranty, covenant or agreement shall not have been cured by Selling Stockholders or Company by the earlier of (i) March 31, 2006, or (ii) forty-five (45) days after Selling Stockholders or Company shall have received written notice from Buyer that it intends to exercise its right to terminate under this subparagraph (iv);

                  (v) at the election of Selling Stockholders, on the one hand, or Buyer, on the other hand, if any action shall have been instituted and be continuing by any Governmental Authority with proper authority to restrain, modify or prohibit the carrying out of the transactions contemplated hereby; provided, however, that neither Selling Stockholders nor Buyer shall have any termination right hereunder if the other conditions to the obligation of Selling Stockholders or Buyer, as the case may be, to consummate the transactions contemplated herein shall have been satisfied, unless such action, suit or proceeding shall not have been stayed or terminated by the later of (i) March 31, 2006, or (ii) sixty (60) days after the commencement of such action, suit or proceeding becomes known to Buyer or Selling Stockholders, as the case may be; and

                  (vi) at any time on or prior to the Closing Date, by mutual written consent of Selling Stockholders and Buyer.

            (b) If Buyer or Selling Stockholders, as the case may be, elects to terminate this Agreement pursuant to Section 10.1(a), the terminating party shall deliver a notice to the other party hereto declaring its election to so terminate this Agreement in accordance with the provisions of Section 10.1(a) and setting forth therein the basis for such termination.

            (c) Nothing in this Section 10.1 shall relieve any party of any liability for a breach of this Agreement prior to the termination hereof. Upon the termination of this Agreement, all other rights and obligations of the parties under this Agreement shall terminate, except their obligations under Sections 4.8, 5.2, 11.2, 11.4, 11.5, 11.12, 11.15, 11.16 and 11.17.

      10.2 Survival. If this Agreement is terminated, this Agreement shall become void and of no further force and effect, except for the provisions of this Agreement relating to the obligation of Buyer to keep confidential and not to use certain information and data obtained by it from Selling Stockholders or any Affiliate thereof and except for the provisions of Sections 4.8 and 5.2 hereof, Article VIII, Article IX and this Article X. None of the parties hereto shall have any liability in respect to a termination of this Agreement pursuant to this Article X, except to the extent that failure to satisfy the conditions of Articles VI and VII, as applicable, results from the intentional or willful breach or violation of the representations, warranties, covenants or agreements of such party under this Agreement. For purposes of the preceding sentence, the failure of any party to comply with its respective obligations under Article I promptly after all conditions to such compliance shall have been fulfilled, shall constitute an intentional or willful violation of the agreement herein contained by such failing party.

      10.3 Return of Materials. If this Agreement is terminated for any reason whatsoever, each party shall return to the other all documents, work papers and other material (including all copies thereof) obtained in connection with the transactions contemplated hereby and will use all commercially reasonable efforts, including instructing its employees, agents and representatives and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter, disclosed, through no act or omission of such party, in any manner making it available to the general public.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder or under any Transaction Document shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered personally, (ii) upon confirmation of receipt, if given by electronic facsimile and (iii) on the third business day following mailing, if mailed first-class, postage prepaid, certified mail, return receipt requested, as follows:

            (a) If to Buyer to:

                  DII Taiwan Corporation Ltd.
                  c/o Diodes Incorporated
                  3050 East Hillcrest Drive
                  Westlake Village, California 91362
                  Attention:  Chief Financial Officer
                  Telecopier:  (805) 381-3825
                  with a copy to:

                  Pamir Law Group
                  14/F, 116 Nanking East Road, Section 2
                  Taipei, Taiwan
                  Attention:  Michael D. Lee, Esquire
                  Telecopier:  886-2-2531-5814

                  Sheppard, Mullin, Richter & Hampton LLP
                  333 South Hope Street, 48th Floor
                  Los Angeles, California  90071
                  Attention:  Peter M. Menard, Esquire
                  Telecopier:  (213) 620-1398

            (b) If to Selling Stockholders, at the address set forth below their names on the signature pages hereof.

                  with a copy to:

                  Lee and Li
                  5F, Science Park Life Hub
                  1 Industry E. 2nd Rd.
                  Hsinchu Science Park
                  Hsinchu, Taiwan
                  Attention:  Oliver Hung, Esquire
                  Telecopier:  886-3-5797880


            (c) If to Company to:

                  Anachip Corporation
                  2F, 24-2 Gongyedong 4th Rd.
                  Hsinchu Science Park
                  Hsinchu 30077, Taiwan R.O.C.
                  Attention:  President
                  Telecopier:  (03) 567-8368

      Any party may by notice given in accordance with this Section 11.1 to the other parties designate another address or person for receipt of notices hereunder.

      11.2 Entire Agreement. This Agreement (including the schedules and exhibits hereto) and the Transaction Documents contain the entire agreement of the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, representation and warranties, written or oral, with respect thereto.

      11.3 Waivers and Amendments. This Agreement and each Transaction Document may be amended, superseded, canceled, renewed or extended, and the terms hereof or thereof may be waived, only by a written instrument signed by each of the parties hereto or thereto or, in the case of a waiver, by the party waiving compliance. The failure of a party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement or any Transaction Document shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition. No waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      11.4 Governing Law. This Agreement and each Transaction Document shall be governed by and construed in accordance with the substantive and procedural laws of Taiwan, the Republic of China applicable to agreements made and to be performed entirely within such jurisdiction. The parties hereby agree that any action, suit, arbitration or other proceeding arising out of or related to this Agreement or any Transaction Document or the relationship created hereby or thereby shall be conducted only in Taipei, Taiwan. Each party hereby irrevocably consents and submits to the personal jurisdiction of and venue in Taipei, Taiwan District Court for the first instance in any legal action, equitable suit or other proceeding arising out of or related to this Agreement or any Transaction Document or the relationship between the parties created hereby or thereby. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Transaction Documents, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

      11.5 Arbitration. Notwithstanding anything herein to the contrary, if there shall be a dispute among any of the parties arising out of or relating to
(a) the negotiations of the transactions contemplated by this Agreement or any Transaction Document; (b) this Agreement or any Transaction Document (including, without limitation, the issue of arbitrability or the indemnities provided herein or therein, or the breach thereof); or (c) the transactions contemplated hereby or thereby, the parties agree that such dispute shall be resolved by final and binding arbitration in Taipei, Taiwan, administered by Arbitration Association of the Republic of China ("ROCAA"), in accordance with ROCAA rules of practice then in effect or such other procedures as the parties may agree to. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.

      11.6 Reference to New Taiwan Dollars. All references in this Agreement and in any Transaction Document to amounts of money expressed in dollars are references to New Taiwan dollars, unless otherwise indicated.

      11.7 Binding Effect; Assignment. This Agreement and each Transaction Document shall be binding upon and inure to the benefit of the parties and their respective permitted successors and permitted assigns. Neither this Agreement nor any Transaction Document, nor any of the rights hereunder or thereunder, may be assigned by any party, nor may any party delegate any obligations hereunder or thereunder, without the written consent of the other party hereto or thereto. Any non-permitted assignment or attempted assignment shall be void.
Notwithstanding the foregoing, Buyer may assign this Agreement and the Transaction Documents, and any of its rights hereunder or thereunder, and may delegate any of its obligations hereunder or thereunder, to any Affiliate thereof.

      11.8 No Third Party Beneficiaries. Nothing herein is intended or shall be construed to give any person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, except as otherwise provided herein.

      11.9 Counterparts. This Agreement and each Transaction Document may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof or thereof each signed by less than all, but together signed by all of the parties.

      11.10 Schedules and Exhibits. The schedules and exhibits attached to this Agreement or to any Transaction Document are a part hereof or thereof, as applicable, as if fully set forth herein or therein.

      11.11  Headings,  Gender  and  Person.  The  headings  herein  or  in  any
Transaction Document are for reference only and shall not affect the interpretation of this Agreement or such Transaction Document. Whenever the context requires in this Agreement or any Transaction Document, the masculine pronoun shall include the feminine and the neuter, and the singular shall include the plural.

      11.12 Publicity. Subject to Section 11.17, all notices to third parties and all other publicity concerning the transactions contemplated hereby or by any Transaction Document shall be jointly planned and coordinated by Buyer and Selling Stockholders.

      11.13 Severability. Whenever possible, each provision of this Agreement and any Transaction Document shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Transaction Document is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such Transaction Document. For purpose of determining the scope of the covenants set forth in Section 4.12(b), each of subparagraphs (i), (ii), (iii) and (iv) shall be considered a separate covenant such that if the geographic scope of any such subparagraph shall be determined by a court of competent jurisdiction to be excessive and invalid, such subparagraph shall be severed and the remaining subparagraphs shall be deemed enforceable and remain in full force and effect.

      11.14 Time of Essence. Time is of the essence for each and every provision of this Agreement and each Transaction Document.

      11.15 Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement or any Transaction Document, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions hereof or thereof, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      11.16 Confidential Information. The parties acknowledge that the transactions described herein are of a confidential nature and shall not be disclosed except to each party's respective Affiliates, consultants and advisors, or as required by law, until such time as the parties make a public announcement regarding the transactions in accordance with Section 11.12 hereof. In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it has had and will have access to information relating to the other party and its Affiliates. Each party shall treat such information as confidential, preserve the confidentiality thereof and not duplicate or use such information, except to Affiliates, advisors and consultants in connection with the transactions contemplated hereby or by any Transaction Document. Company, at a time and in a manner which it reasonably determines and after prior notice to and consultation with Buyer, may notify employees of Company and the Subsidiaries of the fact of the subject transaction.

      11.17 No Publicity; Employee Letters. The parties agree not to disclose the terms of this Agreement without the other party's prior written consent, which may be withheld in the sole and absolute discretion of such party, except for such disclosure as a party shall deem to be necessary or appropriate to comply with applicable law; provided, however, that any such disclosure to be made by any party shall be subject to prior review and reasonable approval of each other party (including, without limitation, prior review of government filings and press releases regarding the transactions contemplated hereby). The parties agree that such disclosure requirements will include a public filing by Buyer of the Agreement and related description of the transactions contemplated hereby in either a Form 8-K, Form 10-Q or Form 10-K and a concurrent news release (subject to prior review and consent in accordance with this Section 11.17). The parties agree to jointly prepare a letter to be delivered to each of Company's employees with regard to the transactions contemplated hereby.

      11.18 Mutual Drafting. The parties hereto are sophisticated and have been represented by lawyers throughout the transactions contemplated hereto who have carefully negotiated the provisions hereof. As a consequence, the parties do not intend that the presumptions of California Civil Code Section 1654 and similar laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any Transaction Document and therefore waive their effects.

      11.19 Further Assurances. Each party hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

      11.20 Covenant. Any covenant, term or provision of this Agreement or any Transaction Document, which in order to be effective must survive the termination of this Agreement or such Transaction Document, shall survive any such termination.

      11.21 Actions of Selling Stockholders. Any approval, consent, notice or other action required of Selling Stockholders may be given or taken by Selling Stockholders holding a majority of the Shares, which approval, consent, notice or other action shall be binding upon all other Selling Stockholders, and each Selling Stockholder hereby approves and consents to the same.

                                   ARTICLE XII

                                   DEFINITIONS

      12.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

      "Action" means any action, suit, proceeding or investigation (provided that such investigation is by a Governmental Authority).

      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term "Control" as used in the preceding sentence means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person.

      "Applicable Law" means, with respect to any Person, any domestic or foreign, federal, state, county or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any Environmental Law) applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person or any of its Affiliates).

      "Asserted Liability" has the meaning set forth in Section 8.4 hereof.

      "Benefit Plan" means any plan, agreement, arrangement or commitment (whether provided by insurance, self-insurance or otherwise) that is an employment, consulting or deferred compensation agreement; or an executive compensation, incentive, bonus, employee pension, profit sharing, savings, retirement, stock option, stock purchase or severance pay plan; or a life, health, post-retirement benefit, worker's compensation, unemployment benefit, disability or accident plan; or a holiday, vacation, leave of absence, Christmas or other bonus practice; or expense reimbursement, automobile or other transportation allowance; or other employee benefit plan, agreement, arrangement or commitment maintained by Company or with respect to which Company has or in the future may have, any contribution or other liability or obligation with respect to any current or former employees of Company, or their beneficiaries.

      "Buyer" has the meaning set forth in the preamble hereof.

      "Claims Notice" has the meaning set forth in Section 8.4 hereof.

      "Closing" or "Closing Date" have the meanings set forth in Section 1.5 hereof.

      "Company" has the meaning set forth in the preamble hereof.

      "Company Financial Statements" has the meaning set forth in Section 2.8 hereof.

      "Company Intellectual Property" shall mean any Intellectual Property that is (i) owned by, (ii) licensed to, or (iii) was developed or created by or for Company.

      "Contracts" has the meaning set forth in Section 2.13 hereof.

      "Disclosure Schedule" means a schedule prepared and delivered by Selling Stockholders to Buyer pursuant to this Agreement that sets forth the exceptions to the representations and warranties of Selling Stockholders contained herein. Unless the context clearly indicates otherwise, each reference herein to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

      "Environmental Condition" means the introduction into the environment of any pollution, including without limitation any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon the Facilities or other property of the Company or a Subsidiary and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Company has or may become liable to any person or by reason of which the Facilities may suffer or be subjected to any lien.

      "Environmental Laws" has the meaning set forth in Section 2.15(b) hereof.

      "Facilities" means the Owned Property and the Leased Property.

      "Former Facility" means each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities which was owned, leased or operated by Company at any time prior to the date hereof, but excluding any Facilities.

      "GAAP" means accounting principles generally accepted in the Republic of China.

      "Governmental Authority" means any foreign, domestic, federal, territorial, state, county or local governmental authority, quasi-governmental authority or instrumentality, or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

      "Hazardous Substance" shall mean any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products, any radioactive substance, any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound and any other hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

      "Income Tax" means any federal, state, county, local or foreign Tax imposed on or measured by gross or net income or a taxable base in the nature of gross or net income (including franchise, alternative, minimum, alternative minimum, add-on, surcharge and other similar Taxes), any Tax imposed in whole or in part in lieu of any of the foregoing, and in each instance any interest (including interest on deferred tax liability under Section 453A(c) of the IRC and "look-back" interest under Section 460 of the IRC and similar amounts of interest imposed by the IRC), penalties, additions to tax or similar charges attributable to such Tax.

      "Income Tax Return" means any Tax Return that relates to Income Tax.

      "Indemnitee" has the meaning set forth in Section 8.4 hereof

      "Indemnitor" has the meaning set forth in Section 8.4 hereof

      "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing, and all documents, disks, records, files and other media on which any of the foregoing is stored.

      "IRC" means the Internal Revenue Code of 1986, as amended.

      "Lease" has the meaning set forth in Section 2.14 hereof.

      "Leased Property" has the meaning set forth in Section 2.14 hereof.

      "Liability" or "Liabilities" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute, contingent or threatened, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

      "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, restriction, adverse claim, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable securities law.

      "Losses" means all losses, costs, claims, Liabilities, damages, lawsuits, judgments, fees, penalties, liens, taxes, demands and expenses (including attorney's fees, court fees and expenses), and all amounts paid in the investigation, defense or settlement of any of the foregoing; provided, however, that Losses shall not mean lost profits. Without limiting the foregoing, "Losses" is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims.

      "Owned Property" has the meaning set forth in Section 2.14 hereof.

      "Permits" means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether domestic or foreign, federal, state, county or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the business of, Company and any Subsidiary.

      "Person" means an individual, corporation, partnership, association, trust, estate or other entity or organization, including a Governmental Authority.

      "Products" has the meaning set forth in Section 2.33 hereof.

      "Purchase Price" has the meaning set forth in Section 1.2 hereof.

      "Recent Balance Sheet" has the meaning set forth in Section 2.8 hereof.

      "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating within the environment or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

      "Representative" means any officer, director, principal, attorney, agent, employee or representative.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Stockholders" has the meaning set forth in the preamble hereof.

      "Shares" has the meaning set forth in Recital A hereof.

      "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with Company if each of the corporations other than the last corporation in the unbroken chain then owns any shares of the capital stock in one of the other corporations in such chain, (ii) any partnership in which Company is a general partner, or (iii) any partnership in which Company or any Subsidiary is a general or a limited partner.

      "Tax" or "Taxes" means (whether or not disputed) taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, Income Taxes, gross receipts, ad valorem, value added, excise, real property, personal property, occupancy, asset, sales, use, license, payroll, transaction, capital, capital stock, net worth, estimated, withholding, employment, social security, unemployment, unemployment compensation, workers' compensation, disability, utility, severance, production, environmental, energy, business, occupation, mercantile, franchise, premium, profits, windfall profits, documentary, stamp, registration, transfer and gains taxes, toll charges (including toll charges under Sections 367 and 1492 of the IRC), or other taxes of any kind whatsoever, imposed by or payable to the United States, or any state, country, local or foreign government or subdivision, instrumentality, authority or agency thereof or under any treaty, convention or compact between or among any of them, and in each instance such term shall include any interest (including interest on deferred tax liability under Section 453A(c) of the IRC and "look-back" interest under Section 460 of the IRC and similar amounts of interest imposed by the IRC), penalties, additions to tax or similar charges imposed in lieu of a Tax or attributable to any Tax.

      "Tax Return or Return" means any return, declaration, report, claim for refund, information return or statement that relates to Taxes, including any schedule or attachment thereto and any amendment thereof.

      "Treasury Regulation" means any final, proposed or temporary regulations promulgated under the IRC.

      "Transaction Document" means, when used in reference to a particular Person, any agreement, document or instrument to be executed by such Person in connection with the transactions contemplated hereby.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

"SELLING STOCKHOLDERS"            LITE-ON SEMICONDUCTOR CORPORATION,
                                  a Taiwan corporation

                                  By       /s/ C.H. Chen
                                           -------------------------------------
                                           C.H. Chen, Vice Chairman
                                           9F, 233-2 Pao Chiao Road
                                           Hsin-Tien City, Taipei 231
                                           Taiwan R.O.C.
                                           Attention:  President
                                           Telecopier:  (02) 2915-8475

                                  SHIN SHENG INVESTMENT LIMITED

                                  By       /s/ [Chop] [Chop]
                                           -------------------------------------
                                           Shan-Ko Hsu, President
                                           16F., No. 2. Section 2, Dunhua S. Rd.
                                           Taipei, Taiwan R.O.C.
                                           Attention:  President
                                           Telecopier:  886-2-2700-3078

                                  SUN SHINING INVESTMENT CORP.

                                  By       /s/[Chop] [Chop]
                                           -------------------------------------
                                           Shan-Ko Hsu, President
                                           16F., No. 2. Section 2, Dunhua S. Rd
                                           Taipei, Taiwan R.O.C.
                                           Attention:  President
                                           Telecopier:  886-2-2700-3078

"BUYER"                           DII TAIWAN CORPORATION LTD.,
                                  a Taiwan corporation

                                  By       /s/ [Chop] [Chop]
                                           -------------------------------------
                                           Steven Ho, General Manager
                                           2F, 501-15, Chung-Cheng Road
                                           Hsin-Tien City, Taipei
                                           Taipei, Taiwan R.O.C.
                                           Attention:  General Manager
                                           Telecopier:  (02) 2218-0119

                                  With  respect  only to Articles IV, VII, IX,
                                  X and XI:

"COMPANY"                         ANACHIP CORPORATION,
                                  a Taiwan corporation

                                  By       /s/ Lee Chao Fu
                                           -------------------------------------
                                           Lee Chao Fu, Supervisor
                                           2F, 24-1 Gongyedong 4th Rd.
                                           Hsinchu Science Park
                                           Hsinchu 30077, Taiwan R.O.C.
                                           Attention:  President
                                           Telecopier:  (03) 567-8368

                                  Schedule 1.1

                                        Number of
Name                                   Shares Sold.                                Purchase Price
----                                   ------------                    -------------------------------------
                                                                       Closing Date          Holdback Amount
                                                                       ------------          ---------------
Lite-On Semiconductor Corporation       31,027,000                       NT$558,486,000       NT$62,054,000

Shin Sheng Investment Limited            5,001,987                           90,035,766          10,003,974

Sun Shining Investment Corp.             4,441,225                           79,942,050           8,882,450

                                        ----------                       --------------       -------------
TOTAL                                   40,470,212                       NT$728,463,816       NT$80,940,424
                                        ==========                       ==============       =============

                                  Schedule 4.8

Expenses                                            Responsible Party
--------                                            -----------------
Sheppard, Mullin, Richter & Hampton, LLP            Buyer
Pamir Law Group                                     Buyer
Grand Cathay                                        Buyer
Duff & Phelps, LLC                                  Buyer
Yuanta Core Securities                              LSC
Lee and Li                                          LSC
PricewaterhouseCoopers                              one-half Buyer; one-half LSC

                                                                       EXHIBIT C

                            Wafer Purchase Agreement

This Wafer Purchase Agreement ("Agreement") is made and entered into as of the _________ day of January, 2006, by and between Lite-On Semiconductor Corp. with its principal place of business at 9F, 233-2 Pao Chiao Road, Hsin-Tien City, Taipei 231, Taiwan, R.O.C. (herein referred to as "LSC"), and Anachip Corporation, with its principal place of business at 2/F, 24-2 Industry E. 4th Rd., Hsinchu Science Park, Hsinchu, Taiwan, R.O.C. (herein referred to as "Anachip").

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.    SCOPE

      The purpose of this Agreement is to establish the terms and conditions under which LSC will sell to Anachip, and Anachip will purchase from LSC, semiconductor die in wafer form. This Agreement does not constitute an order. Anachip's purchase orders (a "Purchase Order") (per Section 4) will be required to purchase any Products from LSC.

2.    DEFINITIONS

      2.1   Wafer(s): Completed Products through wafer probe electrical testing.

      2.2 Product(s): All semiconductor die in wafer form which are set forth on Attachment 1, developed under Section 7, changed under Section 9 or introduced by LSC after the date of this Agreement.

      2.3 Yield: The number of die on a wafer passing wafer probe electrical testing, divided by the total number of die on a wafer.

      2.4 Wafer Lot Yield: The average Yield of all wafers in one wafer Lot as calculated in Section 2.3 above.

      2.5 Lot: A lot of wafers started together using the same lot number and processed through wafer fabrication as a single group.

      2.6 Device Type: Different die types and sizes as set forth on Attachment 1, developed under Section 7, changed under Section 9 or introduced by LSC after the date of this Agreement.

3.    TERM

      3.1 This Agreement shall be effective as of the date hereof (the "Effective Date") and continue for a period of two (2) years from the Effective Date (the "Initial Term") unless terminated earlier as otherwise provided herein. After the Initial Term, this Agreement shall be renewed for additional two (2) year periods on a period-to-period basis (each a "Renewal Term") if either party gives written notice to the other party of its offer to renew at least ninety (90) days prior to the end of the Initial Term or any Renewal Term and the other party accepts such offer.

      3.2 Except as otherwise provided in this Agreement, upon termination of this Agreement the parties shall complete performance of all Purchase Orders accepted by LSC prior to the effective date of termination to the extent they require delivery within the two (2) month period from the effective date of termination. Any portion of an accepted Purchase Order outstanding on the effective date of termination that does not require delivery within such time shall be void. Any portion of an accepted Purchase Order outstanding on the effective date of termination that requires delivery within such two
            (2) month period shall remain in effect, subject to the terms and conditions herein.

4.    PURCHASE RIGHTS AND OBLIGATIONS

      4.1 During the Initial Term and each Renewal Term of this Agreement, Anachip shall have the right to purchase, and LSC, upon receipt of a duly completed Purchase Order, shall sell to Anachip such number of units of Products as Anachip may request.

5.    INTENTIONALLY OMITTED

6.    PRICE AND PAYMENT

      6.1 The unit price for each Product shall be equal to the average unit price for such Product purchased by Anachip from LSC during the six
            (6) months ended December 31, 2005, excepting specific price modifications as allowed herein.

            6.1.1 In the event the cost to LSC of raw wafers  increases  by more than twenty percent (20%) within any six (6) month period, Anachip and LSC shall renegotiate in good faith an upward adjustment to the prices thereafter of Products solely to reflect such increase in the cost of raw wafers. If the parties fail to agree regarding such adjustment within two (2) months of LSC's written request therefor, either party may terminate this Agreement by giving the other party thirty (30) days written notice thereof.

      6.2 New Device Types may be introduced from time-to-time by LSC, and the prices therefore will be negotiated by Anachip and LSC in good faith at the time of initial offering for sale by LSC.

      6.3 The prices at which LSC agrees to sell the Products to Anachip pursuant to this Agreement are inclusive of epitaxial substrate costs, wafer processing costs, electrical testing per LSC's standard procedures, packaging costs for shipment per LSC's standard procedures, and any applicable taxes.

      6.4 Delivery of Products and the risk of loss shall be F.O.B. LSC's facility in Hsinchu Science Park as set forth in Incoterm 2000. It shall be the responsibility of Anachip, at its own expense, to insure any shipments against damage to or loss of Products. Unless otherwise specified by Anachip, transportation will be by the most cost effective method of transportation in keeping with any particular delivery date. Packaging of shipments shall be in accordance with LSC's standard practices. Any special packaging requested by Anachip shall be made at Anachip's expense.

      6.5 After the Initial Term, all prices may be subject to good faith renegotiation for each Renewal Term, which new prices will become effective on the first day of such Renewal Term.

      6.6 Anachip shall make payment in full for any and all LSC invoices within sixty (60) days of the last day of the month in which the Product is shipped and invoiced. In the event Anachip fails to comply with this provision, LSC reserves the right to suspend or delay shipments. A finance charge equal to the lesser of 1.0 percent per month (12 percent APR) or the highest rate permitted by law, accrued daily, shall be assessed on all past due accounts. In any event, exercising this provision shall not in any way alter Anachip's responsibilities to abide by the terms of this Agreement.

      6.7 At all times, Anachip will receive the best price offered by LSC to commercial accounts purchasing comparable wafer quantities, excepting special discounts or other short-term promotional prices. In the event LSC offers special discounts or other short-term promotional pricing for specific Products, Anachip shall have first and equal opportunity to purchase Products under such promotions and at such promotional prices.

            6.7.1 Anachip  represents and warrants that Products purchased under this Agreement are for assembly by Anachip into a higher level of assembly, and are expressly NOT for resale as die in wafer form or any other form. Anachip agrees that it shall not resell Products purchased from LSC, in wafer or die form, without the prior written consent by LSC, which consent shall not be unreasonably withheld. In addition to any other remedies available to LSC, breach of this Section 6.7.1 shall sever Section 6.7 and related subsections from this Agreement, without relieving either party from any and all remaining obligations herein.

7.    ADDITIONAL SERVICES

      7.1   Product   Development:   Both  parties  agree  to  use  commercially
            reasonable efforts to develop, design and manufacture such new products as required to meet the requests of Anachip's customers. Non-recurring expense ("NRE") charges may be assessed by LSC for development of products to Anachip's specifications. Payment of NRE charges by Anachip to LSC shall not convey to Anachip any ownership interest in or any license or right to produce existing or developed products or processes of LSC.

8.    WARRANTIES

      8.1 All Products sold by LSC under this Agreement shall have Wafer Lot traceability using a lot number assigned by LSC. Any and all communications between Anachip and LSC concerning warranty issues shall reference this lot number.

      8.2 All Products shall meet the specifications therefor set forth on Attachment 1 hereto. Any new product or Device Type introduced by LSC after the date of this Agreement or developed pursuant to
            Section 7 shall meet such specifications as Anachip and LSC shall mutually agree. Any deviations from such specifications must be approved in writing by Anachip and LSC. Products shipped by LSC to Anachip shall be electrically tested per specifications in effect at time of purchase.

      8.3 Anachip shall promptly inspect Products upon delivery of the Products to a designated Anachip facility. Anachip shall complete all inspections within thirty (30) days of delivery.

      8.4 If any Product is claimed to be defective by Anachip, Anachip may, before the end of the inspection period, submit a Corrective Action Request ("CAR") to LSC for LSC's evaluation and/or analysis of the claimed defective Product. Failure by Anachip to deliver a CAR to LSC within thirty (30) days after delivery of the Products shall constitute acceptance of the Products by Anachip.

      8.5 Upon receipt of a CAR tracking number, Anachip shall promptly return samples exhibiting the claimed defect to LSC for analysis. Cartons containing samples returned for analysis shall have the CAR tracking number clearly marked on the outside of the carton. Failure to comply with this provision may result in LSC rejecting the return shipment.

      8.6 Upon completion of LSC's analysis, LSC will judge the claim as either valid or invalid. If LSC agrees the defect as claimed is valid, a Returned Material Authorization ("RMA") number will be provided by LSC for return of the materials (wafers and/or wafer lots) claimed under the initial request. Cartons containing returned materials shall have the RMA tracking number clearly marked on the outside of the carton. Failure to comply with this provision may result in LSC rejecting the return shipment.

      8.7 If LSC determines that the defect as claimed is invalid, then Anachip may dispute the claim as set forth in Section 15.

      8.8 Upon receipt of and verification that materials returned under RMA are in good condition and of indicated quantity, LSC will issue a credit memo to Anachip for adjustment of the amount invoiced to Anachip.

      8.9 LSC's indemnification on warranty of Products shall be strictly limited as set forth in Article 10 below.

      8.10 The provisions of the warranties set forth in this Agreement shall not apply to, and no warranty of whatever kind shall exist for, any Product or part thereof which has been subject to misuse, negligence or accident or that has been altered by anyone other than LSC nor to normal deterioration of any Product or part thereof due to wear, usage or exposure. In addition, LSC is not responsible for damages of whatever nature resulting from improper installation or operations beyond design capability, whether intentional or accidental.

      8.11 EXCEPT AS SPECIFICALLY STATED IN THIS SECTION, LSC DISCLAIMS ALL WARRANTIES, WHETHER EXPRESSED, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES AS TO THE QUALITY OF THE PRODUCTS, AND ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.    PRODUCT CHANGES AND APPROVALS

      9.1 After Products sold under this Agreement have been qualified and released (in accordance with the parties' course of performance) by both Anachip and LSC, all major manufacturing processes shall remain unchanged unless both parties agree via the procedure below to modify that process.

            9.1.1 LSC will provide  Anachip with written  notice of any proposed major process change, accompanied by the appropriate data to support the change.

            9.1.2 Anachip  will have  fourteen  (14)  working  days to accept or reject the proposed change in writing. In the event Anachip fails to reply within the fourteen (14) day period, the proposed change will be considered as accepted by Anachip and may be fully implemented by LSC.

            9.1.3 Anachip  shall have the right to require  re-qualification  of any Product where there has been a major process change. Upon Anachip's acceptance of the proposed change, the newer process shall be deemed qualified and may be fully implemented by LSC. LSC shall, through lot traceability, be able to identify Product processed under both the old and new processes.

            9.1.4 If Anachip  rejects a proposed major process  change,  Anachip shall identify to LSC the reason for such rejection of the proposed change. LSC shall have the option, in LSC's sole discretion, to (a) continue to manufacture for Anachip hereunder using the previously qualified process; (b) eliminate such product, offering Anachip the opportunity to place a last-time buy; or (c) a combination of (a) and (b) or other alternatives as may be mutually acceptable to Anachip and LSC.

      9.2 Anachip may, at any time, submit written requests for change to Products regarding specifications, designs, drawings, features, or other characteristics of Products covered by this Agreement. LSC may, at its sole discretion, notify Anachip in writing that implementation of the requested change(s) renders LSC unable to comply with its obligations hereunder. Both parties hereby agree that any and all change requests shall be acted upon by LSC only if such suggested change is in writing, cost impacts have been evaluated, and agreement reached on new prices, NRE payments, and/or other compensation resulting from the costs associated with the requested change.

            9.2.1 LSC will reply to all change requests  submitted by Anachip in writing, indicating LSC's response to the requested change. If the requested change is accepted by LSC in writing, such change is assumed to be a written amendment to this Agreement, executed by both parties.

      9.3 Any changes to Products made in compliance with this Agreement shall not relieve LSC of any of LSC's obligations hereunder unless such relieved obligation has been covered by a written amendment to this Agreement, executed by both parties.

10.   INDEMNIFICATION AND LIMITATION OF LIABILITY

      10.1 Anachip hereby agrees to indemnify LSC against and save it harmless from all liability, claims or demands made by any party arising out of damage to any property or death or injury to any employee of LSC that is the result of negligence of Anachip.

      10.2 LSC shall at all times defend, indemnify and hold harmless Anachip, its officers, agents, directors, employees, representatives, and permitted successors and assigns from and against any and all losses, claims, demands, actions, suits, liabilities, damages, costs or other expenses (including without limitation reasonable fees and expenses of counsel and costs of investigation) related to or arising out of any acts, duties or obligations of LSC or of any personnel employed or otherwise engaged by the LSC, including (i) injury and/or death to persons including Anachip's employees, agents or representatives and damage to property, (ii) fines, levies or other charges imposed by any governmental authority or agency, (iii) failure to comply with or violation of any applicable federal, state, local, or foreign laws, regulations, rules and ordinances,
            (iv) any alleged infringement or violation of any patent right in connection with the manufacture or sale of products by Anachip using Products (unless the alleged infringement or violation was directed by Anachip or due to the design by Anachip or for causes not attributable to LSC). Anachip shall provide LSC (i) written notice of any claim, demand, action, suit or other proceeding subject to indemnification hereunder, and (ii) if such action is brought by a third party, reasonable cooperation (at LSC's expense) in the defense or settlement thereof. Notwithstanding the foregoing, LSC may be represented in, but may not control, such action, suit, or proceeding at its own expense and by its own counsel.

      10.3 LSC shall not in any circumstances be liable to Anachip for anything whatsoever other than the direct loss to Anachip (excluding any loss of use, revenue or profit by Anachip or the amount of damages awarded against Anachip in favor of, or monies paid by Anachip by way of settlement to, any third party and any costs or expenses of Anachip in connection with the same) due to the failure of Products or defective Products.

      10.4 At all times and under all conditions, LSC's liability for direct loss or damages is strictly limited to the value of the Product shipped and invoiced, and at no time shall LSC's liability exceed the value of the original amount invoiced by LSC or paid by Anachip, whichever is less.

      10.5 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY ACTION IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR ANY OTHER THEORY OR FORM OF ACTION FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES, LOSS OF PROFITS OR REVENUES, LOSS OF
            ANTICIPATED PROFITS OR REVENUES, OR COST OF SUBSTITUTED PRODUCTS INCURRED BY THE OTHER PARTY OR ANY OTHER PARTY AS A RESULT OF THE PRODUCTS PROVIDED UNDER THIS AGREEMENT OR IN ANY WAY ARISING OUT OF THIS AGREEMENT REGARDLESS OF WHETHER THE POSSIBILITY OF SUCH DAMAGE WAS DISCLOSED TO OR REASONABLY COULD HAVE BEEN FORESEEN BY SUCH
            PARTY AND THE LIABILITY OF LSC SHALL BE LIMITED TO THE TOTAL PURCHASE PRICES ACTUALLY RECEIVED BY LSC FOR THE PRODUCTS IN DISPUTE HEREUNDER.

      10.6 No action for breach of this Agreement may be commenced more than one (1) year after the date of the alleged breach.

11.   FORCE MAJEURE

      11.1 Neither party shall be liable to the other party for any inability to comply with the provisions of this Agreement due to causes reasonably beyond its control, including, but not limited to, fire, flood, earthquake, explosion, accident, acts of public enemy, riots, insurrections, war, labor disputes, transportation, or failures or delays in transportation, embargoes, acts of God, acts of any government, or any agency or department thereof or judicial action. Upon the occurrence of such a force majeure condition, the affected party shall promptly notify the other party and describe in reasonable detail the circumstances of such condition and shall promptly inform the other party of any further developments. If such non-performance continues in effect for more than ninety (90) days, the other party may, at its option, terminate this Agreement without further cause or liability. Otherwise, this Agreement shall continue in full force and effect for the remainder of its term upon cessation of such event of force majeure.

12.   ASSIGNMENT AND SUCCESSION

      12.1 Neither party may assign or transfer (by operation of law or otherwise) its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Anachip may assign or transfer all of its interests hereunder without the consent of LSC to any person who controls, is controlled by or is under common control with Anachip.

      12.2 This Agreement shall be binding upon and inure to the benefit of the parties' successors and permitted assigns.

13.   TERMINATION

      13.1 Either party may terminate this Agreement immediately in the event that the other party is the subject of a petition filed in Bankruptcy Court of the United States, Singapore, Hong Kong, or Taiwan, whether voluntary or involuntary, if a receiver or trustee is appointed for all or a substantial portion of the assets of the petitioning party, or if the petitioning party makes an assignment for the benefit of its creditors.

      13.2 Unless otherwise provided herein, either party may terminate this Agreement immediately in the event that the other party is in material breach of this Agreement and has failed to cure such breach within thirty (30) days after receipt of a written notice of default by the terminating party.

14.   PARAGRAPH TITLES

      The paragraph titles herein are intended for convenience only and shall not be construed to alter either parties' obligations or rights as otherwise set forth herein.

15.   GOVERNING LAW AND ARBITRATION

      15.1 This Agreement and the performance hereunder shall in all respects be governed, construed and interpreted in accordance with laws of Taiwan, the Republic of China.

      15.2 All disputes arising in connection with this Agreement shall be settled amicably through good faith negotiation. In the event no agreement can be reached after thirty (30) days, all disputes shall be submitted to arbitration by an arbitration panel of three arbitrators in Taipei, Taiwan before and under the rules of the Arbitration Association of the Republic of China. The arbitration panel's decision shall be written and shall be final, conclusive, and binding, and judgment on any arbitration award may be entered in any court of competent jurisdiction.

16.   ENTIRE AGREEMENT

      This Agreement, including all other documents incorporated by reference and those attached hereto as Attachments, expresses the entire understanding of the parties hereto and cancels and supersedes any previous agreements, understandings or representations between the parties relating to the subject matter hereof. This Agreement may not be modified except in a writing signed by an authorized officer or representative of each party.

17.   SEVERABILITY

      If any provision of this Agreement is held invalid, the remaining provisions shall remain valid and in force, unless such invalidity would frustrate the purpose of this Agreement.

18.   NOTICES

      Any notice to be given under this Agreement shall be in writing and shall be sent to the appropriate party at the address first stated in this Agreement, or to such other address as a party may later designate in writing to the other. Notices shall be deemed to have been adequately sent and delivered when received by the appropriate party, after having been deposited in the United States mail (registered or certified), postage prepaid.

19.   PUBLICITY

      Except as required by applicable law, neither party shall publicize or otherwise disclose the terms of this Agreement without the prior approval of the other party, which approval shall not be unreasonably withheld.

20.   WAIVER

      No failure or delay on the part of either party in the exercise of any power, right or privilege arising hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Lite-On Semiconductor Corp.               Anachip Corporation

By:                                       By:
     ----------------------------------        ---------------------------------
Name:                                     Name:
     ----------------------------------        ---------------------------------
Title:                                    Title:
     ----------------------------------        ---------------------------------